Exhibit 4.3

CBS 401(k) PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014

ARTICLE I BACKGROUND		1
ARTICLE II DEFINITIONS		3
2.1	ACCOUNTING PERIOD	3
2.2	ACCOUNT(S)	3
2.3	ACTUAL DEFERRAL PERCENTAGE	3
2.4	AFFILIATED COMPANY	4
2.5	AFTER-TAX CONTRIBUTIONS	4
2.6	ANNUAL ADDITION	4
2.7	BEFORE-TAX CONTRIBUTIONS	4
2.8	BENEFICIARY	4
2.9	BOARD	5
2.10	BREAK IN SERVICE	5
2.11	COMMITTEE	5
2.12	COMPANY	5
2.13	COMPENSATION	5
2.14	CONTRIBUTION PERCENTAGE	6
2.15	DISABILITY	7
2.16	EARNINGS	7
2.17	EMPLOYEE	7
2.18	EMPLOYER	7
2.19	ERISA	8
2.20	EXCESS AGGREGATE CONTRIBUTIONS	8
2.21	EXCESS SALARY REDUCTION CONTRIBUTIONS	8
2.22	FORMER PARTICIPANT	9
2.23	FUND	9
2.24	HIGHLY COMPENSATED PARTICIPANT	9
2.25	HOUR OF SERVICE	10
2.26	INTERN	10
2.27	INVESTMENTS COMMITTEE OF CBS CORPORATION	10
2.28	LEASED EMPLOYEE	10
2.29	MATCHABLE CONTRIBUTIONS	10
2.30	MATCHING EMPLOYER CONTRIBUTIONS	10
2.31	MERGED PLANS	10
2.32	PARENTAL LEAVE	11
2.33	PARTICIPANT	11
2.34	PAYROLL PERIOD	11
2.35	PLAN	11
2.36	PLAN YEAR	11
2.37	PREDECESSOR COMPANY	11
2.38	QUALIFYING EMPLOYER SECURITIES	11
2.39	ROLLOVER CONTRIBUTIONS	12
2.40	ROTH CONTRIBUTIONS	12
2.41	SEVERANCE DATE	12
2.42	STOCK	12
2.43	TEMPORARY EMPLOYEE	12
2.44	TRUST AGREEMENT	12
2.45	TRUSTEE	12
2.46	UNMATCHED CONTRIBUTIONS	13
2.47	VALUATION DATE	13
2.48	YEAR OF ELIGIBILITY SERVICE	13
2.49	YEAR OF VESTING SERVICE	13
2.50	VESTING SERVICE	13

i

ARTICLE III ELIGIBILITY FOR PARTICIPATION		14
3.1	ELIGIBILITY	14
3.2	METHOD OF BECOMING A PARTICIPANT	16
3.3	REEMPLOYED PARTICIPANTS	17
3.4	EVENTS AFFECTING PARTICIPATION	17
3.5	MILITARY SERVICE	17
ARTICLE IV SERVICE		18
4.1	CREDITING SERVICE	18
4.2	YEAR OF ELIGIBILITY SERVICE	18
4.3	YEAR OF VESTING SERVICE	19
4.4	ADDITIONAL SERVICE CREDIT	20
4.5	MILITARY SERVICE	20
ARTICLE V CONTRIBUTIONS		21
5.1	MATCHABLE CONTRIBUTIONS	21
5.2	UNMATCHED CONTRIBUTIONS	22
5.3	ELECTION OF BEFORE-TAX, ROTH AND AFTER-TAX CONTRIBUTIONS	23
5.4	CHANGE IN AMOUNT OR FORM OF CONTRIBUTIONS	24
5.5	SUSPENSION OF CONTRIBUTIONS	24
5.6	CESSATION OF CONTRIBUTIONS	24
5.7	MATCHING EMPLOYER CONTRIBUTIONS	24
5.8	REMITTANCE OF CONTRIBUTIONS TO TRUSTEE	25
5.9	REMITTANCE OF MATCHING EMPLOYER CONTRIBUTIONS TO TRUSTEE	26
5.10	REFUND OF MATCHING EMPLOYER CONTRIBUTIONS	26
5.11	CORRECTIONS FOR ADMINISTRATIVE ERRORS	26
5.12	ROLLOVER CONTRIBUTIONS	27
5.13	LIMITATION ON CONTRIBUTIONS	29
5.14	MILITARY SERVICE	29
5.15	VESTING AND BENEFIT ACCRUAL	29
5.16	DETERMINATION OF BENEFITS	29
5.17	DIFFERENTIAL WAGE PAYMENTS	30
5.18	SEVERANCE FROM EMPLOYMENT	30
ARTICLE VI PARTICIPANT ACCOUNTS		31
6.1	VALUATION OF ASSETS	31
6.2	CREDITS TO PARTICIPANT ACCOUNTS	31
6.3	DEBITS OF PARTICIPANT ACCOUNTS	31
6.4	STATEMENT OF PARTICIPANT ACCOUNTS	31
ARTICLE VII INVESTMENT CONTRIBUTIONS		32
7.1	INVESTMENT OF BEFORE-TAX, ROTH, AFTER-TAX AND ROLLOVER CONTRIBUTIONS	32
7.2	INVESTMENT OF MATCHING EMPLOYER CONTRIBUTIONS	32
7.3	CHANGE IN INVESTMENT ELECTION FOR FUTURE CONTRIBUTIONS	32
7.4	CHANGE IN INVESTMENT ELECTION FOR PRIOR CONTRIBUTIONS	32
7.5	SPECIAL INVESTMENT ELECTIONS	33
7.6	FIDUCIARY RESPONSIBILITY FOR INVESTMENTS	34
7.7	SELF-DIRECTED BROKERAGE ACCOUNT	34
ARTICLE VIII WITHDRAWALS DURING EMPLOYMENT		36
8.1	WITHDRAWALS OF BEFORE-TAX CONTRIBUTIONS, ROTH CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, MATCHING EMPLOYER CONTRIBUTIONS, TRANSFERRED AMOUNTS, AND ROLLOVER CONTRIBUTIONS	36
8.2	WITHDRAWALS UPON TERMINATION OF EMPLOYMENT	40

8.3	WITHDRAWAL PROCEDURES	40
8.4	FUNDS TO BE CHARGED WITH WITHDRAWAL	41
8.5	FREQUENCY OF WITHDRAWALS	41
8.6	QUALIFIED RESERVIST WITHDRAWAL	41
ARTICLE IX PARTICIPANT LOANS		42
9.1	LOAN SUBACCOUNTS	42
9.2	ELIGIBILITY FOR LOANS	42
9.3	AVAILABILITY OF LOANS	42
9.4	AMOUNT OF LOAN	42
9.5	TERMS OF LOAN	43
9.6	DISTRIBUTION AND REPAYMENT OF LOAN	44
9.7	EVENTS OF DEFAULT AND ACTION UPON DEFAULT	44
9.8	MILITARY SERVICE	45
ARTICLE X VESTING AND TERMINATION OF EMPLOYMENT		46
10.1	MATCHABLE, UNMATCHED, QUALIFIED NONELECTIVE AND ROLLOVER CONTRIBUTIONS	46
10.2	MATCHING EMPLOYER CONTRIBUTIONS	46
10.3	FORFEITURES	46
ARTICLE XI PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS		48
11.1	FORMS OF PAYMENT	48
11.2	MODIFICATION OR REVOCATION OF FORM OF PAYMENT ELECTION	48
11.3	STOCK ELECTION	48
11.4	CONSENT REQUIREMENTS	49
11.5	VALUATION AND PAYMENT PROCEDURES FOR LUMP SUM PAYMENTS	50
11.6	VALUATION AND PAYMENT PROCEDURES FOR INSTALLMENT PAYMENTS	50
11.7	TIME OF PAYMENT AND MINIMUM DISTRIBUTION REQUIREMENTS	51
11.8	DIRECT ROLLOVER DISTRIBUTIONS	56
ARTICLE XII ADMINISTRATION OF THE PLAN		59
12.1	APPOINTMENT OF THE RETIREMENT AND INVESTMENTS COMMITTEE OF CBS CORPORATION	59
12.2	ORGANIZATION AND OPERATION OF THE COMMITTEES	59
12.3	EXPENSES	60
12.4	DUTIES, POWERS AND RESPONSIBILITIES OF THE RETIREMENT COMMITTEE OF CBS CORPORATION	60
12.5	REQUIRED INFORMATION	61
12.6	INDEMNIFICATION	61
12.7	CLAIMS AND APPEAL PROCEDURE	62
12.8	LIABILITY OF COMMITTEE MEMBERS	64
12.9	RELIANCE ON REPORTS AND CERTIFICATES	64
12.10	MEMBER'S OWN PARTICIPATION	64
12.11	FIDUCIARY INDEMNIFICATION	64
12.12	ALLOCATION OF RESPONSIBILITIES	64
12.13	MULTIPLE CAPACITIES	64
ARTICLE XIII AMENDMENT AND TERMINATION		65
13.1	RIGHT TO AMEND OR TERMINATE	65
13.2	FULL VESTING ON TERMINATION/PARTIAL TERMINATION OF PLAN	65
13.3	DISTRIBUTION OF FUNDS UPON TERMINATION OF THE PLAN	65
ARTICLE XIV GENERAL PROVISIONS		67
14.1	EMPLOYMENT RELATIONSHIPS	67
14.2	NON-ALIENATION OF BENEFITS	67
14.3	QUALIFIED DOMESTIC RELATIONS ORDER	67
14.4	EXCLUSIVE BENEFIT OF EMPLOYEES	68

14.5	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OR LIABILITIES	68
14.6	APPOINTMENTS OF TRUSTEE	68
14.7	DISCRETION OF THE BOARD OF DIRECTORS AND THE RETIREMENT AND OR INVESTMENTS\ COMMITTEES OF CBS CORPORATION	68
14.8	VOTING AND TENDER OFFERS WITH RESPECT TO COMPANY COMMON STOCK	68
14.9	PAYMENTS TO MINORS AND INCOMPETENTS	69
14.10	EMPLOYEE'S RECORDS	69
14.11	TITLES AND HEADINGS	70
14.12	USE OF MASCULINE AND FEMININE; SINGULAR AND PLURAL	70
14.13	GOVERNING LAW	70
ARTICLE XV NONDISCRIMINATION AND ANNUAL ADDITIONAL LIMITATIONS		71
15.1	LIMITATION ON BEFORE-TAX CONTRIBUTIONS AND/OR ROTH CONTRIBUTIONS	71
15.2	MAXIMUM CONTRIBUTION PERCENTAGE	73
15.3	LIMITATION ON ANNUAL ADDITIONS	75
ARTICLE XVI TOP-HEAVY PLAN		77
16.1	GENERAL RULE	77
16.2	TOP-HEAVY PLAN	77
16.3	DEFINITIONS	77
16.4	REQUIREMENTS APPLICABLE IF PLAN IS TOP-HEAVY	78
16.5	TOP-HEAVY PROVISIONS EFFECTIVE JANUARY 1, 2002	79
ARTICLE XVII ESOP ACCOUNTS		81
17.1	DESIGNATION AS EMPLOYEE STOCK OWNERSHIP PLAN	81
17.2	ESOP PARTICIPATION	81
17.3	TRANSFER OF EXISTING AMOUNTS INTO THE ESOP ACCOUNTS	81
17.4	INVESTMENT ELECTIONS AND DIVERSIFICATION APPLICABLE TO ESOP ACCOUNTS	82
17.5	ESOP DIVIDENDS	82
17.6	DISTRIBUTIONS AND WITHDRAWALS	84
17.7	PUT OPTION WHERE STOCK IS NOT READILY TRADABLE	84
17.8	VOTING RIGHTS	85
APPENDIX A		87
APPENDIX B		106
APPENDIX C		107
APPENDIX D		109

ARTICLE I
BACKGROUND

1.1    Viacom International Inc., a wholly owned subsidiary of Viacom Inc., and its participating subsidiaries adopted the Viacom Employee Investment Fund effective June 4, 1971 for the purpose of providing a convenient way for employees both to save for their retirement and to become shareholders of Viacom Inc. The Viacom Employee Investment Fund (renamed the Viacom Investment Plan, effective January 1, 1984 and herein renamed the Viacom 401(k) Plan) has been amended from time to time after its adoption to comply with changes in law and certain design changes.

1.2    Effective as of September 1, 2001, the “CBS Employee Investment Fund” (the “EIF”), the “MTVi Group Investment Plan” (the “MTVi Plan”) and the “Savings and Investment Plan for Collective Bargaining Employees of Viacom Broadcasting of Missouri, Inc.” (the “KMOV Plan”), and the assets and liabilities thereunder, shall be merged into the Plan. Effective as of November 1, 2001, the “Infinity Broadcasting Corporation Employees’ 401(k) Plan” (the “Infinity Plan”) and the assets and liabilities thereunder shall be merged into the Plan. All such Plans (and any other plans merged into the Plan prior to September 1, 2001 or subsequent to November 1, 2001) are collectively referred to herein as the “Merged Plans.” All provisions of the Merged Plans that are required to be protected under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, have been protected in this Plan.

1.3    The resulting consolidated Viacom 401(k) Plan constituted an amendment to and restatement of the Viacom Investment Plan as in effect on August 31, 2001 and included all amendments to the Plan required to be made to comply with GUST (as the Internal Revenue Service defines that acronym). The Plan also was intended to serve as an amendment and restatement of each of the Merged Plans. Transition rules dealing with certain provisions of the Merged Plans were incorporated into Appendix A and superseded any other provisions of the Plan, where contrary. The Plan was subsequently amended and restated effective July 1, 2004. Effective December 31, 2005, former Viacom Inc. separated into two publicly traded entities, CBS Corporation and new Viacom Inc. The Plan was amended to reflect CBS Corporation's succeeding to the rights and obligations of former Viacom Inc., including the renaming of the Plan as the CBS 401(k) Plan.

1.4    Effective June 1, 2007, the Plan was amended to provide that the Employee Stock Ownership Plan portion of the CBS 401(k) Plan, established under Article XVII, shall be a stock bonus plan that shall be invested in Qualifying Employer Securities, as defined in Code Section 4975(e)(8) and ERISA Section 407(d)(5), of the Company, except to the extent the Investments Committee of CBS Corporation considers necessary or appropriate to meet liquidity or other similar administrative needs and is intended to satisfy Code Sections 401(a) and 4975(e)(7), and Section 407(d)(6) of ERISA.

1.5    The CBS 401(k) Plan has been amended from time to time to incorporate certain changes required by law and certain other changes. This Plan constitutes an amendment to and restatement of the CBS 401(k) Plan and is generally effective as of the beginning of the day on January 1, 2008, with respect to Employees who are employed (or continue in employment) on and after such date, unless another effective date is set forth herein or in Board of Directors or Retirement Committee of CBS Corporation resolutions or otherwise required by law. It is the intention of the Employers that this amended and restated Plan and the Trust shall continue to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and shall continue to be qualified and exempt under Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time.

1.6    The rights of any Employee or former Employee whose employment terminated prior to the effective date of this restatement and the rights of the Beneficiary of such Employee or former Employee shall be governed by the terms of the Plan (including any merged-in or predecessor plan) as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law.

ARTICLE II
DEFINITIONS

2.1    “Accounting Period” shall mean the period of four or five consecutive calendar weeks in a calendar month used by each Employer in the maintenance of Participant and Employer Accounts.

2.2    “Account(s)” shall mean with respect to any Participant the accounts maintained by the Committee or its designee with respect to which are allocated Before-Tax Contributions, Roth Contributions, After-Tax Contributions, Rollover Contributions, Matching Employer Contributions and any other contributions or direct transfers made to the Plan on behalf of any Participant or Beneficiary. In addition, the Committee shall allocate amounts and otherwise adjust each such Account in accordance with Article VI and Appendix A.

2.3    “Actual Deferral Percentage” with respect to any group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

(a)    The amount of Before-Tax Contributions and/or Roth Contributions authorized by the Participant to be paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, divided by

(b)    The Participant’s Compensation for such Plan Year.

Notwithstanding the foregoing, for purposes of this Section, “Compensation” for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant’s gross income by reason of Sections 125, 402(e)(3) and, effective January 1, 1998, 132(f) of the Code. The total amount of a Participant’s Compensation taken into account for any Plan Year shall not exceed $260,000 for 2014, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

For purposes of determining Actual Deferral Percentages, any Participant who is suspended from participation pursuant to Sections 5.5 or 8.1(h) shall be treated as an eligible Participant. Actual Deferral Percentages will be determined in accordance with all applicable requirements of Section 401(k) of the Code and the regulations and other guidance thereunder.

2.4    “Affiliated Company” shall mean any corporation or other entity that is required to be aggregated with the Company pursuant to Sections 414(b), (c), (m), or (o) of the Code but only to the extent so required.

2.5    “After-Tax Contributions” shall mean those contributions made by Participants by means of payroll deduction in accordance with Sections 5.2 and 5.3 and any Periodic Special Contributions made by EIF Participants as provided in Appendix A. After‑Tax Contributions are included in each Participant’s income for Federal income and Social Security tax purposes and are subject to the limitations of Article XV.

2.6    “Annual Addition” shall mean for any Plan Year, Before-Tax Contributions, Roth Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, additional Employer contributions pursuant to Section 5.11 (which shall be treated as Annual Additions only to the extent and for the Plan Year (limitation year) required by regulations or other guidance issued pursuant to Code Section 415), After‑Tax Contributions, and forfeitures, if any, allocated to a Participant’s Accounts.

2.7    “Before-Tax Contributions” shall mean pre‑tax elective contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Section 5.3. Before-Tax Contributions are subject to the limitations of Article XV.

2.8    “Beneficiary” shall mean the person designated by the Participant and recorded in the Company’s records to receive any death benefits payable hereunder, including any beneficiary designation made under a Merged Plan that has not been revoked or superseded since the merger of such Merged Plan. Each Participant has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant’s last designation and prior to the time such change was received by the Committee. Notwithstanding the above, in the case of any Participant who is married on the date of his death, the Participant’s spouse as of his date of death shall be his Beneficiary unless she shall have consented to a different Beneficiary on prescribed forms and before a notary public. In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the estate of the Participant. Therefore the Plan’s distribution shall be distributed to the first of the following classes of successive preference beneficiaries:

(1)    the designated Beneficiary;
(2)    the Participant’s surviving spouse;
(3)    the estate of the Participant.

Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant’s benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.
2.9    “Board” shall mean the Board of Directors of the Company, or a committee thereof authorized to act in the name of the Board.

2.10    “Break in Service” shall mean a period of severance from service as determined in accordance with Section 4.2 and Section 4.3.

2.11    “Committee” or “Retirement Committee of CBS Corporation” shall mean the persons appointed to the Retirement Committee of CBS Corporation to administer the Plan or its designees, in accordance with Article XII.

2.12    "Company" shall mean CBS Corporation, a Delaware Corporation. Prior to January 1, 2006, the Company was named Viacom Inc.

2.13    “Compensation” shall mean, except as provided in Appendix A for certain Participants of Merged Plans, a Participant’s base pay for services rendered to the Employer paid during a Payroll Period, including all pre-tax elective contributions made on behalf of a Participant either to a “qualified cash or deferred arrangement” (as defined under Code Section 401(k) and applicable regulations), a “cafeteria plan” (as defined under Code Section 125 and applicable regulations), or, effective January 1, 1998, a "qualified transportation fringe" (as defined under Code Section 132(f) and the applicable regulations) maintained by an Employer, plus all overtime pay, cash bonuses under the Company’s Short-Term Incentive Plan or certain other comparable cash bonus plans sponsored by the Company or an Employer, commissions, hazard pay and shift differential pay, but excluding (i) deferred compensation (ii) additional compensation of every other kind, including cash bonuses under the Company’s Long Term Performance Plan For Participants who are eligible for CBS Excess 401(k) Plan or the CBS Excess 401(k) Plan for Designated Senior Executives, Compensation shall exclude annual cash bonuses under the Company’s Short-Term Incentive Plan and certain other comparable annual cash bonus plans sponsored by the Company or an Employer. The total amount of a Participant’s Compensation taken into account for any Plan Year shall not exceed for any purpose under the Plan $260,000 for 2014, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve. For each Plan Year, a Participant’s Compensation shall include only compensation that is actually paid or made available to such Participant (or, if earlier, includible in the gross income of a

Participant) in such Plan Year and paid to such Participant prior to his or her severance from employment; provided, however, that, with respect to a Participant who experiences a severance from employment during a Plan Year, Compensation shall include amounts paid after such Participant’s severance from employment if such amounts (a) are paid by the later of (i) 2-1/2 months after such severance from employment and (ii) the end of the Plan Year that includes the date of severance from employment and (b) are payments of regular compensation for services performed during such Participant’s regular working hours or outside of such working hours, such as overtime, commissions, bonuses, and other similar forms of Compensation that would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with his or her Employer.  Effective January 1, 2009, the term “Compensation” shall include any differential wage payment (as defined in Section 3401(h)(2) of the Code).

2.14    “Contribution Percentage” with respect to any specified group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:
(a)    the amount of Matching Employer Contributions and After‑Tax Contributions, plus the amount of any Before-Tax Contributions recharacterized pursuant to Section 15.1(c), Before-Tax Contributions and/or Roth Contributions treated as Matching Employer Contributions pursuant to Section 15.2(c), and any Qualified Nonelective Contributions or additional Matching Employer Contributions made pursuant to Section 15.2(c), paid to the Trust Fund on behalf of each such Participant for such Plan Year, to

(b)    the Participant’s Compensation for such Plan Year.

Notwithstanding the foregoing, for purposes of this Section, “Compensation” for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant’s gross income by reason of Code Sections 125 and 402(e)(3), and, effective January 1, 1998, Code Section 132(f). The total amount of a Participant’s Compensation taken into account for any Plan Year shall not exceed $260,000 for 2014, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Contribution Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

For purposes of determining Contribution Percentages, any Participant who is suspended from participation pursuant to Sections 5.5 or 8.1(h) shall be treated as an eligible Participant. Contribution Percentages will be determined in accordance with the applicable requirements of Section 401(m) of the Code and the regulations and other guidance issued thereunder.

2.15    “Disability” shall mean a permanent and total disability that would qualify an Employee for benefits under the provisions of the long-term disability plan sponsored by or participated in by the Employee’s Employer. The determination of whether a Participant has incurred a Disability for purposes of this Plan shall be made by the Retirement Committee of CBS Corporation or its delegate.

2.16    “Earnings” shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2). “Earnings” as defined in the preceding sentence shall be increased by the Participant’s pre-tax elective deferrals under any plans maintained by the Employer under Code Sections 401(k), 125 and, effective January 1, 1998, 132(f).

2.17    “Employee” shall mean an employee of the Company or an Affiliated Company. A “Full Time Employee” means any Employee who is classified in the Employer’s employment records as a full‑time Employee. A “Part‑Time Employee” means any Employee who is classified in the Employer’s employment records as a part‑time Employee. A “Freelance Employee” means an Employee (i) of an Employer that has designated freelance employees as being eligible to participate in the Plan and (ii) who is classified in the Employer’s records as a Freelance Employee eligible to participate. A “Project-Based Employee” means an Employee (i) of an Employer that has designated project-based employees as being eligible to participate in the Plan and (ii) who is classified in the Employer’s records as a Project-Based Employee eligible to participate. Notwithstanding the foregoing, the term “Employee” shall exclude any employee who is a Temporary Employee and any Leased Employee.

2.18    (a)    “Employer” shall include the Company and any Affiliated Company participating in the Plan as provided in Section 2.18(b). When used in reference to Matching Employer Contributions for a Participant, the term “Employer” will refer to the Employer employing such Participant. When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the Plan.
For Participants who may be employed by more than one Employer at any given point in time, their participation in the Plan shall be based upon their “primary employer,” as recorded within the Company’s payroll records.

(b)    If any company is now or becomes an Affiliated Company of an Employer, including the Company, the Retirement Committee of CBS Corporation may include the Employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of the merger or consolidation or as the result of the acquisition of all or part of the assets or business of another company, the Retirement Committee of CBS Corporation shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the Trust and the Plan as tax-exempt and tax-qualified under the Code. The Retirement Committee of CBS Corporation may exclude the Employees of any division of an Employer from membership in the Plan upon appropriate action by the Employer; such excluded divisions to be listed on Appendix B.
2.19    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations issued pursuant to said Act.
2.20    “Excess Aggregate Contributions” shall mean with respect to each Highly Compensated Participant, the amount equal to the total Matching Employer Contributions made on his behalf and his After‑Tax Contributions (including Before-Tax Contributions which are recharacterized pursuant to Section 15.1(c)) determined prior to the application of the leveling procedure described below minus the product of the Participant’s Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant’s Compensation, as determined for purposes of Section 2.13. Under the leveling procedure, the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitations of Section 15.2(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant’s Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitations of Section 15.2(a) are satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the After‑Tax Contributions and Matching Employer Contributions made on behalf of such Participant in any Plan Year.
2.21    “Excess Salary Reduction Contributions” shall mean with respect to each Highly Compensated Participant, the amount equal to total Before-Tax Contributions and/or Roth Contributions on behalf of the Participant (determined after the application of Section 15.1(b) and prior to the application of the leveling procedure described below) plus any Qualified Nonelective Contributions made pursuant to Section 15.1(d) minus the product of the Participant’s Actual Deferral Percentage (determined after application of Section 15.1(b) and after the leveling procedure described below) multiplied by the Participant’s Compensation, as determined under Section 2.3. In accordance with the regulations issued under Section 401(k) of the Code, Excess Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 15.1(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly

Compensated Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitations of Section 15.1(a) are satisfied.

2.22    “Former Participant” shall mean a person whose active participation in the Plan shall have terminated by reason of death, Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has a participating interest in the Plan.

2.23    “Fund” shall mean the Trust Fund held by the Trustee in accordance with the Trust Agreement. The Fund will consist of separate investment funds (“Funds”) as herein described. The Investments Committee of CBS Corporation shall have the authority, consistent with the terms of the Trust Agreement, to appoint a designated investment manager (as defined in ERISA Section 3(38)), who shall have the authority to invest and manage all or any part of the assets of the Funds. To the extent the Trustee is directed by the Investments Committee of CBS Corporation or a designated investment manager, the Trustee may invest and reinvest in collective investment funds (as authorized by ERISA and any related governmental regulations and rulings) maintained by the Trustee for the investment of assets of employee benefit plans qualified under Section 401(a) and exempt under Section 501(a) of the Code whereupon the instrument or instruments establishing such collective investment funds, as amended from time to time, shall constitute a part of this Plan with respect to any assets of the Plan which are invested in such funds.
The Investments Committee of CBS Corporation shall have the authority to determine the specific investment funds that comprise the Funds.

2.24    “Highly Compensated Participant”, for Plan Years beginning on or after January 1, 1997, shall include those Employees who meet the definition of “Highly Compensated Employee” as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term “Highly Compensated Employee” includes “Highly Compensated Active Employees” and “Highly Compensated Former Employees” and shall be determined as follows:

(a)    “Highly Compensated Active Employee” means an Employee described in Code Section 414(q) and the regulations thereunder, who performs services for the Company or an Affiliated Company during the Plan Year and is in one or more of the following groups:

(1)    Employees who at any time during the Determination Year (which shall be the Plan Year) or the Look-Back Year (which shall be the twelve-month period preceding the Plan Year) were owners (as defined in Code Section 318) of more than five percent of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than five percent of the total combined voting power of all stock of the Company and its Affiliated Companies.
(2)    Employees who received Compensation during the Look-Back Year in excess of $115,000 for 2014 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

(b)    The determination of the "Highly Compensated Participants" may be made by the Retirement Committee of CBS Corporation on the basis of the "top-paid group" election or the substantiation guidelines in accordance with such regulations, notices, or other guidance issued under Code Section 414(q).

(c)    A “Highly Compensated Former Employee” means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a Highly Compensated Active Employee for either such Employee’s separation year or any Determination Year ending on or after the Employee’s 55th birthday.

(d)    For purposes of determining Highly Compensated Employees, “Compensation” for a Determination Year or a Look-Back Year shall be determined in the same manner as “Earnings” in Section 2.16 of the Plan.

(e)    The determination of “Highly Compensated Active Employee” shall be made by the Plan Administrator on the basis of the “Top-Paid Group” election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Code Section 414(q).

2.25    “Hour of Service” shall mean each hour credited under Section 4.2.

2.26    “Intern” shall mean an employee of the Company or an Affiliated Company who is classified in the employer’s records as an “intern.”

2.27    “Investments Committee of CBS Corporation” shall mean the persons appointed to the Investments Committee of CBS Corporation of CBS Corporation to serve as Named Fiduciary for purposes of the investment of Plan assets, in accordance with Section 2.23 and Article XII.

2.28    “Leased Employee” shall mean any person as defined in Section 414(n)(2) of the Code.

2.29    “Matchable Contributions” shall mean a Participant’s Before-Tax Contributions and/or Roth Contributions which are made pursuant to Sections 5.1 and 5.3, with respect to which Matching Employer Contributions are made.

2.30    “Matching Employer Contributions” shall mean contributions made by each Employer in accordance with Section 5.7 or as provided in Appendix A with respect to certain Participants in Merged Pans and which are subject to the limitations of Article XV.

2.31    “Merged Plans” shall mean the plans listed in Section I.A of Appendix A of the Plan, effective on the dates set forth therein. Special provisions applicable to Participants who were participants in the Merged Plans or were participants in other plans merged into the Plan are set forth in Appendix A.

2.32    “Parental Leave” shall mean, for purposes of determining Vesting Service under Section 4.3, a period in which the Employee is absent from work immediately following his active employment because of the Employee’s pregnancy, the birth of the Employee’s child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 (as amended) solely to the extent required thereunder.

2.33    “Participant” shall mean an Employee who meets the eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of his Compensation as a periodic contribution to the Plan or who is deemed to have authorized the withholding or reduction of part of his Compensation as a periodic contribution to the Plan, as provided in Section 5.7. Such term shall, if the context shall permit, include a Former Participant.

2.34    “Payroll Period” shall mean the regular 4 period (whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

2.35    “Plan” shall mean the CBS 401(k) Plan as described herein and any amendment thereto. Prior to January 1, 2006, the CBS 401(k) Plan was named the Viacom 401(k) Plan.
2.36    “Plan Year” shall mean the twelve‑month period which begins on each January 1.

2.37    “Predecessor Company” shall mean (i) CBS, (ii) Viacom International Inc., an Ohio Corporation (and its legal predecessors), (iii) Paramount Communications Inc., (iv) Blockbuster Entertainment Corporation, (v) Infinity Broadcasting Corporation, (vi) MTVi Group, L.P. and (vii) any other organization which has been acquired by the Employer or an Affiliated Company. For purposes of this Section, CBS shall mean CBS Inc., a New York Corporation and any subsidiary company related to CBS Inc. before June 4, 1971 that participated in the CBS Employee Investment Fund and CBS Broadcasting, Inc. and any subsidiary company related to CBS Broadcasting, Inc. as of September 1, 2001 that participated in the CBS Employee Investment Fund.

2.38    “Qualifying Employer Securities” shall mean, in reference to provisions of the Code, common stock issued by the employer (or by a corporation which is a member of the same controlled group as defined in Code Section 409(l)(4)) which is “readily tradable on an established securities market” as defined in Treas. Reg. § 1.401(a)(35)-1(f)(5). If there is no common stock which meets the requirements of the previous sentence, the term Qualifying Employer securities means common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the employer (or of any other such corporation) having the greatest dividend rights. Qualifying Employer Securities shall mean, in reference to provisions of ERISA, employer securities described in ERISA Section 407d-5.

2.39    “Rollover Contributions” shall mean contributions made by Participants in accordance with Section 5.12.

2.40    “Roth Contributions” shall mean, effective January 1, 2008, contributions made to the Plan and authorized by the Participant through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement Committee of CBS Corporation) as provided in Section 5.3(a), which the Participant has irrevocably designated as being contributed in lieu of all or a portion of the Before-Tax Contributions that the Participant is otherwise eligible to make under the Plan and which is treated by the Employer as includible in the Participant’s gross income pursuant to section 402A of the Code at the time the Participant would have received that amount in cash if the Participant had not made such election. Except as otherwise specifically provided in the Plan, the term “Roth Contributions” shall include catch-up Roth Contributions, as defined in Section 5.2(b) of the Plan.

2.41    “Severance Date” shall have the meaning ascribed to it in Section 4.3.

2.42    “Stock” shall mean any class of common or preferred stock of the Company; provided, however, that effective January 1, 1995, Matching Employer Contributions made in Stock shall be made in shares of Class B Company common stock (Class B Viacom Inc. common stock prior to January 1, 2006) and any investment of Participant contributions (or reallocation of the investment of prior contributions (as provided in Article VII)) shall be made in shares of Class B Company common stock (Class B Viacom Inc. common stock prior to January 1, 2006). The CBS Company Stock Fund shall mean an investment vehicle that holds Class A and/or Class B Company stock, which are intended to be “employer securities” within the meaning of Code Section 409(l), and “qualifying employer securities” within the meaning of Code Section 4975(e)(8) and ERISA Section 407(d)(5). Unless otherwise indicated, a reference to Stock held in the CBS Company Stock Fund shall include both Class A and Class B Company common stock, as applicable.

2.43    “Temporary Employee” shall mean an employee of the Company or an Affiliated Company who is employed on a temporary or periodic basis where such employee from time to time accepts, at his discretion, job assignments having a fixed and limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs, at potentially varying rates of compensation with each job assignment and who is classified in the employer’s records as a “temporary employee.”

2.44    “Trust Agreement” shall mean the trust agreement by and among the Employers and the Trustee, dated as of September 1, 2001, as the same may at any time and from time to time be amended.

2.45    “Trustee” shall mean the Trustee acting under the Trust Agreement.

2.46    “Unmatched Contributions” shall mean Before-Tax Contributions, Roth Contributions and After‑Tax Contributions made by Participants in accordance with Sections 5.2 and 5.3 and Appendix A, with respect to which Matching Employer Contributions are not made.

2.47    “Valuation Date” shall mean any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

2.48    “Year of Eligibility Service” shall mean the period of Service as defined in Section 4.2 which is used in determining an Employees’ eligibility to participate in the Plan.

2.49    “Year of Vesting Service” shall mean, except as provided in Appendix A for certain Participants of Merged Plans, the period of Service, as defined in Section 4.3, which is used in determining an Employee’s nonforfeitable right to Matching Employer Contributions.

2.50     “Vesting Service” shall mean, except as provided in Appendix A for certain Participants of Merged Plans, an Employee’s service, as determined under Section 4.3.

ARTICLE III
ELIGIBILITY FOR PARTICIPATION

3.1    Eligibility:

(a)    (i)    Any person who is not in the employ of an Employer on September 1, 2001 but who was a Former Participant in this Plan on August 31, 2001, shall automatically continue to be a Former Participant in this Plan from and after September 1, 2001.

(ii)    Any person who is not in the employ of an Employer on September 1, 2001, but who was a Former Participant (as defined in this Plan) in the EIF, the KMOV Plan or the MTVi Plan on August 31, 2001, shall automatically become a Former Participant in this Plan on September 1, 2001.
(iii)    Any person who is not in the employ of an Employer on November 1, 2001, but who was a Former Participant (as defined in this Plan) in the Infinity Plan on October 31, 2001, shall automatically become a Former Participant in this Plan on November 1, 2001.

(b)    (i)    Each Employee in the employ of an Employer on September 1, 2001 who was a Participant in this Plan on August 31, 2001 shall automatically continue to be a Participant in this Plan from and after September 1, 2001.

(ii)    Each Employee in the employ of an Employer on September 1, 2001 who was a participant in the EIF or the MTVi Plan on August 31, 2001, shall automatically become a Participant in this Plan on September 1, 2001.

(iii)    Each Employee in the employ of an Employer on November 1, 2001 who was a participant in the Infinity Plan on October 31, 2001, shall automatically become a Participant in this Plan on November 1, 2001.

(iv)    Each Employee in the employ of an Employer on September 1, 2001 who was a Full-Time Employee of CBS Broadcasting, Inc. (or any company related to CBS Broadcasting, Inc. which participated in the CBS Employee Investment Fund) on August 31, 2001 and was not a participant in the EIF on that date will be eligible to become a Participant in this Plan on or after September 1, 2001 on the appropriate date after such Employee satisfies the requirements of Section 3.2.

(v)    Each Employee in the employ of an Employer on September 1, 2001 who was an Employee (but not a Full-Time Employee) of CBS Broadcasting, Inc. (or any company related to CBS Broadcasting, Inc. which participated in the CBS Employee Investment Fund) on August 31, 2001 and was not a participant in the EIF on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Section 3.2.

(vi)    Each Employee in the employ of an Employer on September 1, 2001 and who was a Full-Time Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTVi Plan) on August 31, 2001 and was not a participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on or after September 1, 2001, on the appropriate date after such Employee satisfies the requirements of Section 3.2.

(vii)    Each Employee in the employ of an Employer on September 1, 2001 who was a Part-Time Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTVi Plan) on August 31, 2001 and who was not a participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he attains age 18 and completes two hundred and fifty (250) Hours of Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Section 3.2.

(viii)    Each Employee in the employ of an Employer on September 1, 2001 who was a Freelance Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTV Plan) on August 31, 2001 and who was not a participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he attains age 18 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Section 3.2.

(c)    (i)    Each Full-Time Employee of an Employer (other than those subject to subsection (b) above) will be eligible to become a Participant on the day he attains age 21, provided that he is employed by an Employer at such time and satisfies the requirements of Section 3.2.

(ii) Each Part-Time Employee, Freelance Employee or Project-Based Employee of an Employer (other than those subject to subsection (b) above) will be eligible to become a Participant on the first day of the month coincident with or next following the later of (A), (B) and (C)

(A)    the day he attains age 21,
(B)    the first anniversary of his employment with the Company or Affiliated Company, provided he completes one Year of Eligibility Service during his first consecutive 12-month period of employment at the Company or an Affiliated Company, and
(C)    the first day of the Plan Year following the first Plan Year in which he completes one Year of Eligibility Service, provided he does not complete one Year of Eligibility Service during his first consecutive 12-month period of employment at the Company or an Affiliated Company.
(d)    Notwithstanding the foregoing, the following persons are not eligible to participate under the Plan: (i) Temporary Employees or Interns, (ii) any Employee who

is a non-resident alien of the United States, (iii) any Employee included in a group determined by the Board not to be eligible for participation in the Plan; provided, however, that the designation of such a group or groups shall at all times satisfy the requirements of Section 410(b) of the Code and the related regulations, (iv) any Employee included in a classification of employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the Plan, (v) any Employee of a foreign Employer who is a United States citizen, unless specifically determined by the Company to be eligible for participation in the Plan, (vi) a Leased Employee or individual classified by an Employer as a Leased Employee, (vii) Employees who do not receive payment for services directly from the United States payroll of the Company or an Employer, employees of employment agencies that are not Affiliated Companies, and persons whose services are rendered pursuant to written arrangements which recite that the service provider is not eligible for participation in the Plan or any benefit plan sponsored by or contributed to by the Company or an Affiliated Company, (viii) any Employee of an Affiliated Company that is not an Employer, and (ix) for periods prior to January 1, 2008, individuals who become employees of CBS Corporation or one of its subsidiaries in connection with the Stock Purchase Agreement dated as of March 22, 2007 by and among Michael R. Ranieri, Frances A. Ranieri, Alexander X. Grim and CSTV Networks, Inc. and were common law employees of Stat Crew Software, Inc. immediately prior to becoming employees of CBS Corporation or one of its subsidiaries.

It is expressly intended that individuals not treated as common law employees by an Employer on its payroll records are to be excluded from Plan participation during the period so not treated even if the Employer, a court or administrative agency later determines that such individuals are common law employees of an Employer and not independent contractors and regardless of how such individuals may be treated by the Employer for other purposes.

(e)    The preceding notwithstanding, any Part-Time, Freelance Employee or Project-Based Employee who has satisfied the applicable service requirements prior to commencing employment with the Employer by reason of prior service credited under Section 4.1 will be eligible to become a Participant on the first day of his employment with the Employer.

3.2    Method of Becoming a Participant:

(a)    Any person who first becomes an Employee of an Employer on or after September 1, 2001, and who, upon becoming eligible to participate in the Plan pursuant to Section 3.1, shall be deemed to have elected to become a Participant under the terms specified in Section 5.3(b).

(b)    Any other eligible Employee may become a Participant (and any eligible Employee may resume participation in accordance with Section 5.4) by making application to participate in the Plan under the appropriate written, telephonic or electronic procedures prescribed by the Committee. An Employee’s participation will become effective as soon as is administratively practicable following the date such election is received and processed by the Committee or its delegate.

3.3    Reemployed Participants: An Employee who was a Participant in the Plan or who satisfied the requirements of Section 3.1 but did not enroll under Section 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer, satisfies the requirements of Section 3.2 and completes an Hour of Service. A Part-Time Employee, Freelance Employee or Project-Based Employee who did not satisfy the requirements of Section 3.1 and whose employment with an Employer has terminated shall, after a one‑year Break in Service, be treated as a newly‑hired Employee upon his reemployment by an Employer. A Part-Time Employee, Freelance Employee or Project-Based Employee who did not satisfy the requirements of Section 3.1 and whose employment with an Employer has terminated shall, if he is rehired before the end of a one‑year Break in Service, be eligible to become a Participant in accordance with Sections 3.1 and 3.2, with his Hours of Service being measured from his original date of hire. In all such cases, Vesting Service for periods after reemployment shall be determined in accordance with the provisions of the Plan in effect during such reemployment. Notwithstanding the foregoing, Employees reemployed on or after April 18, 2011, who are eligible to participate in the Plan, shall be deemed to have elected to become a Participant under the terms specified in Section 5.3(b).

3.4    Events Affecting Participation: If a Participant is transferred to employment with an Affiliated Company, or any other business affiliated with the Company, that is not participating in the Plan, or is transferred to a classification of employment with the Company or an Affiliated Company that makes him ineligible to participate under Section 3.1, his active participation under the Plan shall be suspended. During the period of his employment in such ineligible position, he shall not be eligible to have amounts deferred, contributed, or allocated to his Account under Sections 5.1, 5.2, or 5.7.

3.5    Military Service: Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE IV
SERVICE

4.1    Crediting Service: Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on or after the date of affiliation unless determined otherwise by the Retirement Committee of CBS Corporation), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor corporation or corporation whose assets were acquired. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

In all events, periods of service recognized in a Merged Plan on behalf of a Participant shall be recognized as Eligibility Service and as Vesting Service, as appropriate, under the Plan on behalf of such Participant and in no event will a Participant be credited with less Eligibility Service or Vesting Service under the Plan than the service with which the Participant was credited under the terms of a Merged Plan on the effective date of the applicable merger.

4.2    Year of Eligibility Service: A Part-Time, Freelance or Project-Based Employee shall complete a Year of Eligibility Service if he completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Employee commences employment or re‑employment with the Company or an Affiliated Company or during the Plan Year commencing within such twelve‑month period or any Plan Year thereafter. No Eligibility Service is counted for any computation period in which such Employee completes less than 1,000 Hours of Service. For purposes of applying Section 3.3 to any such Employee, a one‑year Break in Service shall occur if the Employee completes less than 501 Hours of Service in any computation period. An “Hour of Service” means, with respect to any applicable computation period, the number of hours recorded on the Employee’s time sheets or other records used by the Employer to record an Employee’s time for which he is directly or indirectly compensated by an Employer or the number of hours for which the Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this section and only to the extent the Board of Directors by resolution specifically so determines, consistent with regulations adopted by the Secretary of the Treasury; provided that seven hours shall be credited for each calendar day which is a scheduled workday for the Employer, Affiliated Company, Predecessor Company or other affiliated entity, up to a total of 501 Hours of

Service on account of any single continuous period during which the Employee performs no duties and for which the Employee is on:

(i)    an unpaid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided he returns to Employment upon the expiration of such leave,

(ii)    unpaid jury duty, or

(iii)    any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in this Section 4.2 within the period his or her reemployment rights are protected by law.

The term Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer. Such Hours of Service shall be credited to the Employee for the Plan Year or Years to which the award pertains.

Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and (c) of section 2530.200b‑2 of the Department of Labor Regulations.

4.3    Year of Vesting Service: Except as provided in Appendix A for certain Participants in Merged Plans, an Employee’s Vesting Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Section 4.1) to the Employee’s Severance Date. Vesting Service shall be equal to the sum of (1) the Employee’s Vesting Service as of December 31, 1995, determined under the provisions of the Plan as then in effect, plus (2) the Employee’s Vesting Service under this Section 4.3, determined as if the Employee’s date of hire were January 1, 1996. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

(a)    Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Section 4.1; and

(b)    Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Section 4.1 within the period his or her reemployment rights are protected by law.

Fractional years shall be disregarded; provided, however, that all Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee’s Vesting Service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Vesting Service.

An Employee’s “Severance Date” means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve‑month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service nor as a period of severance under the Plan. A one‑year period of severance shall occur if an Employee’s employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

4.4    Additional Service Credit: The Retirement Committee of CBS Corporation, in its sole discretion, may provide additional credit for purposes of determining Eligibility Service or Vesting Service, for periods not required to be credited under this Article IV.

4.5    Military Service: Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE V
CONTRIBUTIONS

5.1    Matchable Contributions:

(a)    (i) Except as provided in Section 5.1(a)(ii) below and in Appendix A for certain Participants in Merged Plans, a Participant’s Matchable Contributions shall mean those contributions made by his Employer as Before-Tax Contributions and/or Roth Contributions (including any Before-Tax Contributions which are recharacterized pursuant to Section 15.1(c)), which may be in an amount equal to a stated whole percentage, as indicated in 5.1(b) below, of his Compensation, subject to Section 5.14.

(ii) Effective June 15, 2005, the Before-Tax Contributions and/or, effective January 1, 2008, Roth Contributions of a Participant (x) who is covered by a collective bargaining agreement that provides that an employee is permitted to make Before-Tax, Roth and/or After-Tax contributions to a 401(k) plan, but is not eligible to receive employer matching contributions; or (y) whose Employer has determined that he is not eligible to receive Employer Matching Contributions, shall not be treated as Matchable Contributions, and shall be treated as Unmatched Contributions.

(b)    Except as provided in Appendix A for certain Participants in Merged Plans, for Payroll Periods beginning prior to February 1, 2002, the amount of a Participant’s Before-Tax Contribution that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, is determined as a percentage of Prior Year Base Pay (as defined in subsection (c)) according to the following:

Prior Year Base Pay	Matchable Contribution

Up to $65,000	1% to 6%
More than $65,000	1% to 5%

(c)    Solely for purposes of 5.1(b) above, a Participant’s Prior Year Base Pay shall be determined as follows:

(i)    For Employees who become Participants prior to September 1 of a Plan Year, the Participant’s annual rate of base pay as of September 1 of the preceding Plan Year, or if later, the date the Participant first became an Employee of an Employer.

(ii)    For Employees who become Participants on or after September 1 of a Plan Year:

(A)    For the initial Plan Year of participation, the Participant’s annual rate of base pay as of the date the Participant became an Employee of an Employer or, if later, September 1 of the preceding Plan Year.

(B)    For each subsequent Plan Year, the Participant’s annual rate of base pay as of September 1 of the preceding Plan Year.

(d)    For Payroll Periods beginning on or after February 1, 2002, the amount of a Participant’s Before-Tax Contribution and/or, effective January 1, 2008, Roth Contribution, if any, that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, shall not exceed 5%. The determination of the amount (not to exceed 5%) that shall be eligible to be Matchable Contributions is entirely within the discretion of the Board, to be determined on an annual basis.

5.2    Unmatched Contributions:

(a)    Regular Unmatched Contributions. A Participant’s Unmatched Contributions shall mean (i) those contributions in excess of Matchable Contributions made by his Employer as Before-Tax Contributions and/or Roth Contributions, that may be in an amount equal to a stated whole percentage that, when added to such Matchable Contributions, does not exceed 50% of his Compensation, and (ii) those contributions made by the Employee as After‑Tax Contributions, that may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation. Notwithstanding the foregoing, in no event shall the contributions made under this Section 5.2(a) (exclusive of Periodic Special Contributions, as provided in Appendix A), when added to the Participant’s Matchable Contributions made under Section 5.1 exceed 50% of the Participant’s Compensation, subject to Section 5.14.

(b)    Catch-Up Contributions. Effective January 1, 2003, all Participants who are eligible to make Before –Tax Contributions and/or, effective January 1, 2008, Roth Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in an amount equal to a stated whole percentage from 1% to 75% of his Compensation, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall not be treated as Matchable Contributions, regardless of whether such catch-up contributions are recharacterized as regular Before-Tax Contributions and/or, effective January 1, 2008, Roth Contributions, except for purposes of Section 5.7(c). For purposes of investment, withdrawal, borrowing, and distribution of contributions, catch-up contributions shall be treated as Before-Tax Contributions and/or Roth Contributions, as applicable. Notwithstanding the foregoing, the Participant shall designate whether he is electing to make catch-up Before-Tax Contributions or catch-up Roth Contributions. In the event a Participant does not designate whether the catch-up contributions to be made are to be Before-Tax Contributions or Roth Contributions, all such contributions elected shall be deemed for all purposes of the Plan to be catch-up Before-Tax Contributions.

(c)    Effective June 15, 2005, the Before-Tax Contributions and/or, effective January 1, 2008, Roth Contributions of a Participant (i) who is covered by a collective bargaining agreement that provides that an employee is permitted to make Before-Tax, Roth and/or After-Tax contributions to a 401(k) plan, but is not eligible to receive employer matching contributions; or (ii) whose Employer has determined that he is not eligible to receive Employer Matching Contributions, shall be treated as Unmatched Contributions.
5.3    Election of Before-Tax, Roth and After‑Tax Contributions:

(a)    Subject to Sections 5.1 and 5.2, and subsection (b) below, each Participant may authorize through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement Committee of CBS Corporation) his Employer to contribute Before-Tax Contributions and/or Roth Contributions to the Plan on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, which shall be designated as Matchable Contributions to the extent of the percentage determined under Section 5.1(b) and 5.1(d), whichever is applicable of his Compensation and which shall be designated as Unmatched Contributions to the extent such amounts exceed the applicable percentage of his Compensation for such Plan Year. Each Participant may, in addition to Before-Tax Contributions and/or Roth Contributions, make an election (pursuant to procedures prescribed by the Committee) to contribute After‑Tax Contributions to the Plan by means of payroll deduction for each Payroll Period in an Accounting Period. Such elections will be effective for the first Payroll Period next following the date the election is received by the Retirement Committee of CBS Corporation. Notwithstanding the foregoing, (i) EIF Participants may make Periodic Special Contributions to the Plan as provided in Appendix A and (ii) in the event a Participant does not designate whether the authorized contributions to be made pursuant to this Section 5.3(a) are Before-Tax Contributions or Roth Contributions, all contributions elected shall be deemed for all purposes of the Plan to be Before-Tax Contributions.

(b)    Any Employee described in Section 3.2(a) shall be deemed to have authorized his Employer to make Before-Tax Contributions to the Plan on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, in an amount equal to 5% (3%, effective for individuals hired prior to June 1, 2003) of his Compensation and which shall be designated as Matchable Contributions. Within a reasonable period of time before the effective date of any deemed authorization, the Retirement Committee of CBS Corporation (or its delegate) shall provide each Employee described in Section 3.2(a) notice of his deemed authorization, which notification shall include the following: (i) his rights and obligations under such deemed authorization (ii) his right to reject such deemed authorization and make an affirmative election as describe in Section 5.3(a) (including an affirmative election not to participate or to contribute 0% of his Compensation) and (iii) the Fund(s) in which his Before-Tax Contributions shall be invested in the absence of any investment election (which Fund(s) shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations). Any such deemed authorization shall, in general, take effect as soon as administratively practicable following the 60th day (45th day, effective for individuals hired before October 1, 2002 or on or after December 9, 2006 and before January 1, 2008) after the Employee becomes eligible to participate in the Plan. However, a deemed authorization shall not take effect if, during such 60-day period (45-day period, effective for individuals hired on or after December 9, 2005 and before January 1, 2008), the Employee makes an affirmative election (including an affirmative election not to participate or to contribute 0% of his Compensation), through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement Committee of CBS Corporation).

5.4    Change in Amount or Form of Contributions: The percentage of Compensation designated (or deemed designated, as provided in Section 5.3(b)) by the Participant as his Before-Tax Contributions, Roth Contributions or After‑Tax Contributions will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by making an election in the manner approved by the Committee (including electronic or telephonic instruction as prescribed by the Committee) may change the foregoing percentages at any time in the Plan Year, subject to the limitations herein. Any such change, including a complete suspension, will become effective as of the first Payroll Period practicable following the date such election is processed, and provided, further, that if a Participant’s Before-Tax Contributions, Roth Contributions or After-Tax contributions are reduced in accordance with Section 15.1(b) or 15.2(b), such a reduction will become effective as of the first Payroll Period practicable which begins after the date such reduction is determined by the Committee.

5.5    Suspension of Contributions: If a Participant elects to suspend his or her Matchable Contributions to the Plan in accordance with Section 5.4, all Matching Employer Contributions to the Participant’s Account will also be suspended.
5.6    Cessation of Contributions: After‑Tax Contributions, Before-Tax Contributions and Roth Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

(a)    the Participant’s transfer to (i) an Affiliated Company which is not an Employer, (ii) Spelling Entertainment Group Inc. or (iii) such other entity with which the Employer has an affiliation and that is designated by the Committee in its discretion, in which case the Participant’s contributions shall be involuntarily suspended for the duration of his employment with such Affiliated Company or entity; if such an employee again becomes an eligible Employee and elects (or is deemed to have elected) to become a Participant, he must follow the procedure outlined in Section 3.2.

(b)    the Participant’s termination of employment for any reason including retirement, death or Disability.

(c)    the Participant’s withdrawal of amounts pursuant to Section 8.1(h), but only to the extent required by such Section.

5.7    Matching Employer Contributions:

(a)    Except as provided in Appendix A for certain participants in Merged Plans, for each Accounting Period beginning prior to February 1, 2002, and subject to

Section 5.14, each Employer will contribute an amount equal to 50% of the Matchable Contributions to the Plan made during such Accounting Period on behalf of a Participant of such Employer. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Section 15.2(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Section 15.2(a).
(b)    No less frequently than for each Accounting Period beginning on or after February 1, 2002, and subject to Section 5.14, each Employer may contribute an amount equal to a percentage of the Matchable Contributions to the Plan made during such Accounting Period on behalf of a Participant of such Employer. Whether a Matching Employer Contribution is made, how much the Employer shall contribute for each dollar of a Participant’s Matchable Contributions to the Plan for such Accounting Period, and the other terms of the Matching Employer Contribution, are entirely within the discretion of the Board, to be determined on an annual basis. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Section 15.2(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Section 15.2(a). Notwithstanding the above provisions, individuals who become employees of CBS Corporation or one of its subsidiaries in connection with the Agreement and Plan of Merger and Reorganization dated as of March 10, 2007 among CBS Corporation, CBS MaxPreps, Inc., a wholly owned subsidiary of CBS Corporation, MaxPreps, Inc. and Leland Rees will not be eligible to receive Matching Employer Contributions with respect to Matchable Contributions made for periods prior to January 1, 2008.
(c)    In addition to the Matching Employer Contributions made as of each Accounting Period under the preceding paragraph, each Employer may make an annual true-up Matching Employer Contribution (“Match True-Up”) on behalf of each Participant who is eligible for such contribution. A Participant is eligible for a Match True-Up for a Plan Year if (i) the Participant is not eligible to participate in the CBS Excess 401(k) Plan, the CBS Excess 401(k) Plan for Designated Senior Executives, the CBS Bonus Deferral Plan, or the CBS Bonus Deferral Plan for Designated Senior Executives as of the last day of the Plan Year, (ii) the Participant is an Employee on the last day of the Plan Year, and (iii) the Participant is eligible for Matchable Contributions on the last day of the Plan Year. The amount of an eligible Participant’s Match True-Up for the Plan Year shall be the amount necessary to ensure that such Participant receives the same amount of Matching Employer Contributions for the Plan Year as he would have received if his Before-Tax Contributions and/or Roth Contributions had been contributed at a uniform rate throughout the entire Plan Year. The Match True-Up received by any such eligible Participant for the Plan Year shall, however, be limited to the extent required to comply with the requirements of applicable Federal law.
The 2013 Plan Year Match True Up payable in 2014 to Participants whose Accounts are scheduled for transfer to the Outdoor 401(k) Plan effective as of December 31, 2013 shall be remitted in cash to the trustee of the Outdoor 401(k) Plan Trust, notwithstanding Section 5.9.
5.8    Remittance of Contributions to Trustee: Amounts deducted from payroll as After‑Tax Contributions, Before-Tax Contributions and Roth Contributions will be remitted to the Trustee as soon as such contributions can reasonably be segregated from the

Employer’s general assets. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants’ investment elections.

5.9    Remittance of Matching Employer Contributions to Trustee: Matching Employer Contributions will be made in cash or in Stock, as determined by the Board, and as may be permitted by the terms of the Trust Agreement. Amounts contributed by the Employer will be remitted to the Trustee as soon as practicable after the end of a Payroll Period and the Trustee shall purchase Stock with the amounts so paid to it, and credit such amounts to the CBS Company Stock Fund. The Retirement Committee of CBS Corporation shall credit such Stock to the Accounts of the respective Participants whose contributions are so paid to the Trustee.

Matching Employer Contributions scheduled to be remitted to the Trustee after December 23, 2013 that are attributable to Participant Accounts scheduled for transfer to the Outdoor 401(k) Plan effective as of December 31, 2013 shall instead be remitted in cash to the trustee of the Outdoor 401(k) Plan Trust as soon as practicable after December 31, 2013.

5.10    Refund of Matching Employer Contributions: All Matching Employer Contributions are hereby conditioned on them being allowed as a deduction for federal income tax purposes by the Employer. A Matching Employer Contribution shall be, as determined by the Retirement Committee of CBS Corporation, refunded to the Employer, used to reduce future Matching Employer Contributions or used to defray administrative expenses, if such contribution:

(a)    was made by a mistake of fact; or

(b)    was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

The permissible refund under (a) must be made within one year from the date the contribution was made to the Plan, and under (b) must be made within one year from the date of disallowance of the tax deduction. Earnings attributable to the contributions to be returned to the Employer will not be returned to the Employer, but losses attributable to such contributors will reduce the amount to be returned.

5.11    Corrections for Administrative Errors: If, with respect to any Plan Year, any Participant’s Account is not credited with the amounts of Matchable Contributions, Unmatched Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, if any, or earnings on any such contributions to which such Participant is entitled under the Plan, or if an error is made with respect to the investment of the assets of the Fund which error results in an error in the amount credited to a Participant’s Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to best place the affected Participant’s Account in the position approximating the position that would have existed if the error had not been made.

In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Committee, including, but not limited to, a direction by the Committee to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future Matching Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to other Participants’ Accounts, or take such other corrective action as necessary under the circumstances.

Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Committee in its discretion.

5.12    Rollover Contributions:

(a)    A Participant may, with the approval of the Committee, make a Rollover Contribution. An Employee who has not completed the eligibility requirements in Article III of the Plan may participate in the Plan solely for purposes of the rollover contribution provisions hereunder. A Participant who receives an eligible rollover distribution from a defined benefit pension plan maintained by the Company or an Employer may make a Rollover Contribution consisting of all or any part of such eligible rollover distribution, regardless of whether such Participant is an Employee. The Trustee shall credit the amount of any Rollover Contribution to the Participant’s Account, in accordance with the Participant’s designation, as of the date the Rollover Contribution is received.

(b)    The term Rollover Contribution means the contribution of an “eligible rollover distribution” to the Trustee by the Employee on or before the sixtieth (60th) day immediately following the day the contributing Employee receives the “eligible rollover distribution” or a contribution of an “eligible rollover distribution” to the Trustee by the Employee or the trustee of another “eligible retirement plan” (as defined in Section 11.8) in the form of a direct transfer under Section 401(a)(31) of the Code.

(c)    The term “eligible rollover distribution” means:

(i)    part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, and, for distributions made prior to January 1, 2002, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (an “IRA”); or

(ii)    part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee’s behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), including, for distributions made on or after January 1, 2002, after-tax employee contributions.

(iii)    for distributions made on or after January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee’s behalf from a plan described in Code Section 403(a), including after-tax employee contributions; or

(iv)    for distributions made on or after January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee’s behalf from an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; or

(v)    for distributions made on or after January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee’s behalf from an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state.

(vi)    for distributions made on or after January 1, 2008, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee’s behalf from a designated Roth account, as defined in Section 402A of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

In all events, such amount shall constitute an “eligible rollover distribution” only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) for distributions made prior to January 1, 2002, to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (4) that is made to a non-spouse beneficiary; or (5) effective January 1, 2000, that is attributable to a hardship distribution of elective deferrals described in Code Section 401(k)(2)(B)(i)(IV) and effective January 1, 2002, that is attributable to any hardship distribution.

(d)    Once accepted by the Trust, an amount rolled over pursuant to this Section 5.12 shall be credited to the Participant’s Accounts, and invested in the Funds (other than the CBS Company Stock Fund) in accordance with the Participant’s directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles VI and VII and subject to the distribution provisions set forth in Articles VIII, X and XI. The limitations of Article XV shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No Matching Employer Contributions shall be made with respect to Rollover Contributions.

5.13    Limitation on Contributions: Notwithstanding any other provisions of the Plan to the contrary:

(a)    in no event may the contributions made to the Plan by or on behalf of any Participant in any Plan Year exceed the percentage elected under Sections 5.1 and 5.2, and the percentage determined under Section 5.7, multiplied by the Participant’s Compensation not in excess of the annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder; and

(b)    for Participants who are also participants in the CBS Excess 401(k) Plan or the CBS Excess 401(k) Plan for Designated Senior Executives, in no event may the contribution percentage elected under Section 5.1 and 5.2 by or on behalf of any such Participant be modified in any Plan Year to result in an increase or decrease in the amounts deferred under the CBS Excess 401(k) Plan or the CBS Excess 401(k) Plan for Designated Senior Executives in excess of the limit under Section 402(g) of the Code in effect for the Plan Year in which such modification occurs.

(c)    a Participant’s contributions to the Plan may be limited to comply with reasonable payroll procedures adopted by the Company, including but not limited to the implementation of a deduction hierarchy.

5.14    Military Service: Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

5.15    Vesting and Benefit Accrual: For vesting and benefit accrual purposes, the Plan treats a Participant who dies or becomes disabled (as defined under the terms of the Plan) on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)) with respect to the Employer as if the Participant had resumed employment in accordance with the Participant’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

5.16    Determination of Benefits: The Plan will determine the amount of Employee contributions and the amount of elective deferrals of a Participant treated as reemployed under this Section 5.16 for purposes of applying Code Section 414(u)(8)(C) on the basis of the Participant’s average actual employee contributions or elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

5.17    Differential Wage Payments: For Plan Years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

5.18    Severance from Employment: Notwithstanding Section 15.17(i), for purposes of Code Section 401(k)(2)(B)(i)(I), a Participant is treated as having been severed from employment during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

(a)    Suspension of Deferrals. If a Participant elects to receive a distribution by reason of severance from employment, death or disability, the Participant may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

(b)    Nondiscrimination Requirement. Section 15.17(iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

ARTICLE VI
PARTICIPANT ACCOUNTS

6.1    Valuation of Assets: As of each Valuation Date, the Trustee will determine the total fair market value of all assets then held by it in each Fund. Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds, commingled funds or other assets for which daily pricing is available (“Daily Pricing Media”), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article VII shall be effective upon receipt by the Daily Pricing Media. The provisions of Sections 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

6.2    Credits to Participant Accounts: Each Participant’s Account will be credited with all contributions made by him or on his behalf as well as amounts transferred to the Plan on his behalf. Except as provided in Section 6.1, the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant’s share of the net investment income and any realized and unrealized capital gains of the Funds that occurred since the last Valuation Date. Such Participant’s share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

6.3    Debits of Participant Accounts: The Accounts of each Participant will be debited with the amount of any withdrawal made by him pursuant to Article VIII, and with the amount of any distribution made to him or on his behalf pursuant to Articles X and XI. The Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant’s share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date. The Participant’s share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Account attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

6.4    Statement of Participant Accounts: As soon as practicable after the completion of a Plan Year quarter or as more frequently as the Committee shall direct, an individual statement will be made available to each Participant showing the value of his Accounts in the Funds, and the outstanding balance due his Loan Subaccount.

ARTICLE VII
INVESTMENT OF CONTRIBUTIONS

7.1    Investment of Before-Tax, Roth, After-Tax and Rollover Contributions: Each Participant will direct, at the time he elects to become a Participant under the Plan, that his Before-Tax, Roth and After‑Tax Contributions, if any, be invested in multiples of 1% in any of the Funds (a Participant may not make a separate investment election for his Before-Tax, Roth and After-Tax Contributions). Each Participant will direct, at the time he makes a Rollover Contribution to the Plan, that his Rollover Contribution be invested in multiples of 1% in any of the Funds. After a Participant’s initial investment of Rollover Contributions, such amounts shall be treated as Before-Tax Contributions, Roth Contributions or After-Tax Contributions for investment purposes as applicable. Each Participant who is deemed to have elected to become a Participant pursuant to Sections 3.2(a) and 5.3(b) and who does not direct that his Before-Tax Contributions be invested in any of the Funds shall have his Before-Tax Contributions invested in such Fund(s) as may be selected by the Retirement Committee of CBS Corporation (which Fund(s) shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations).

7.2    Investment of Matching Employer Contributions: Except as provided in Section 7.4(b), 7.4(c) and 7.4(d), Matching Employer Contributions will be invested in the CBS Company Stock Fund.

7.3    Change in Investment Election for Future Contributions:

(a)    Any change in the Participant’s initial investment election under Section 7.1 as to his future Before-Tax, Roth and After‑Tax Contributions shall be made in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee) and within the limits of Section 7.1, and shall be effective as soon as administratively practicable following the date on which the new election is received by the Trustee.
(b)    A Participant may not make an investment election change for future Matching Employer Contributions, which will be continue to be invested as provided in Section 7.2.

7.4    Change in Investment Election for Prior Contributions:

(a)    A Participant may change his investment election as to his prior Before-Tax Contributions, Roth Contributions, After‑Tax Contributions and Rollover Contributions in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

(b)    For the period beginning on September 1, 2002 and ending on March 31, 2002, a Participant may not change the investment of his prior Matching Employer Contributions except as provided in Appendix A for certain Participants in Merged Plans (but only with respect to certain Matching Employer Contributions and other employer contributions described in Appendix A) or as provided below:

(i)    A Participant may change the investment of a portion of his prior Matching Employer Contributions at any time after he has attained age 55 and completed 10 Years of Vesting Service.

(ii)    Any such changes shall be made in such manner as is determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee) to be effective as soon as administratively practicable following the date on which the election is processed.

(iii)    The maximum amount of Matching Employer Contributions which respect to which a Participant may make an investment election change each Plan Year shall be equal to 20% of the value of his Matching Employer Contributions Account determined as of the last day of the preceding Plan Year.

(iv)    An eligible Participant may make more than one such investment election change during a Plan Year provided that the aggregate amount of all such changes for each Plan Year does not exceed the amount in (iii) above.

(c)    For the period beginning on April 1, 2002 through the close of business on December 31, 2005, and subject to the provisions of Appendix A for certain Participants in Merged Plans (but only with respect to certain Matching Employer Contributions and other employer contributions described in Appendix A), a Participant who is 100% vested in his or her Matching Employer Contributions may change the investment of his or her prior Matching Employer Contributions in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

(d)    Effective as of January 1, 2006, a Participant may change the investment of his or her prior Matching Employer Contributions at any time, provided such changes shall be made in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

7.5    Special Investment Elections: The Retirement Committee of CBS Corporation may authorize Participants to change their investment elections at times other than those specified in Sections 7.3 and 7.4 if the Retirement Committee of CBS

Corporation, in its discretion, deems such changes necessary or desirable. In the event the Committee authorizes such changes, it shall prescribe non‑discriminatory rules with respect to the timing and effect of such elections.

7.6    Fiduciary Responsibility for Investments: The Plan is intended to constitute a plan described in ERISA Section 404(c). To the extent permitted under ERISA, the Trustee, Retirement Committee of CBS Corporation, Investments Committee of CBS Corporation and all other Plan fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary. The Committee and, in accordance with any appropriate direction from the Committee, the Trustee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

7.7    Self-Directed Brokerage Account: Notwithstanding any other provisions of this Plan, a Participant may elect to open a self-directed brokerage account (“SDA”) following such procedures as may be determined by the Retirement Committee of CBS Corporation and on the following terms and conditions. Such account will be considered one of the separate investment funds described in Section 2.23.

(a)    Account fees associated with a Participant's SDA will be charged to the Participant's non-SDA investments. Commissions, special handling fees, and any other transaction charges associated with transactions in a Participant's SDA will be charged to the Participant's SDA.

(b)    A Participant may not invest contributions directly into the SDA. A Participant may reallocate balances in other investment funds to the SDA and may reallocate balances from the SDA to the other investment funds.

(c)    Except as provided in Appendix A for certain Participants in Merged Plans, in order for an amount to be reallocated to a Participant's SDA, the amount in the Participant's SDA immediately following the reallocation may not exceed 25% of the Participant's entire Account balance (net of any participant loans) determined as of that same date.

(d)    The initial reallocation of amounts into a Participant's SDA may not be in an amount less than $2,500.

(e)    A Participant's SDA is not available as a source of any withdrawals provided in Section 8; provided, however, that a Participant may reallocate his balance in the SDA to the other investment funds in the Plan which investment funds may then be available as a source for withdrawals, if otherwise provided in Section 8.

(f)    A Participant’s SDA is not available as a source for a loan under Section 9; provided, however, that a Participant may reallocate his balance in the SDA to the other investment funds in the Plan which investment funds may then be available as a source for a loan, if otherwise provided in Section 9, and provided further that the calculation of the amount available for a loan under Section 9 shall include the amount in the Participant’s SDA.

(g)    Amounts must have been reallocated from a Participant’s SDA to other available investment fund before such amounts are available for any distribution provided in Section 11.

(h)    If a Participant elects an installment form of payment, the SDA shall not be available as an investment option thereafter for amounts not yet distributed.

ARTICLE VIII
WITHDRAWALS DURING EMPLOYMENT

8.1    Withdrawals of Before-Tax Contributions, Roth Contributions, After‑Tax Contributions, Matching Employer Contributions, Transferred Amounts and Rollover Contributions:

A Participant who has not terminated employment may elect to withdraw amounts attributable to Before-Tax Contributions, Roth Contributions, After‑Tax Contributions, Matching Employer Contributions, Rollover Contributions and certain amounts transferred to the Plan from the Merged Plans, and earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this Article VIII and Appendix A, and according to the order in which subsections (a) through (g) are presented (and according to the order in which the different amounts described within each subsection are presented), as the amounts described in each successive subsection (and within each subsection) are exhausted. There is no minimum amount for any single withdrawal.

(a)    Withdrawals of After‑Tax Contributions:

A Participant may elect each Plan Year to withdraw up to 100% of his Account attributable to After‑Tax Contributions (but excluding any Before-Tax Contributions which are recharacterized as After‑Tax Contributions pursuant to Section 15.1(c)) and the earnings thereon. Any such withdrawals shall be made in the following order, as the amounts described in each successive subsection are exhausted:

(i)    An amount equal to all or part of the Participant’s before‑1987 After‑Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to After‑Tax Contributions plus earnings thereon is less than the net amount of before‑1987 After‑Tax Contributions, no more than such value may be withdrawn.

(ii)    An amount equal to all or part of the Participant’s post-1986 After‑Tax Contributions, and a pro rata portion of the earnings on such after‑1986 After‑Tax Contributions to the extent required to exhaust such amounts, but no more than the current value of all After-Tax Contributions in the event such value is less than the net amount of such post-1986 After‑Tax Contributions.

(iii)    An amount equal to all or part of the earnings on the Participant’s before‑1987 After‑Tax Contributions to the extent required to exhaust such amounts.
(b)    Withdrawals of Rollover Contributions: A Participant who has made Rollover Contributions to the Plan may elect each Plan Year to withdraw up to 100% of such Rollover Contributions and earnings thereon.

(c)    Withdrawals of Matching Employer Contributions and Certain Transferred Amounts Prior to Attainment of age 59½:

(i)    A Participant may elect each Plan Year to withdraw up to 100% of the vested portion of his Prior Plan Transfers, Cable Transfers and Transferable Employer Contributions, as such contributions are defined in Appendix A, and the earnings thereon.

(ii)    A Participant may elect each Plan Year to withdraw up to 100% of the vested portion of his Matching Employer Contributions, which are attributable to Accounting Periods beginning before September 1, 2001, and the earnings thereon. For purposes of this subsection, the Matching Employer Contributions available for this withdrawal do not include any employer matching contributions contributed to the EIF prior to September 1, 2001 and the earnings thereon.

(iii)    In addition to the withdrawals permitted pursuant to subsections (i) and (ii) above, any Participant may elect each Plan Year to withdraw up to 100% of the vested portion of his Prior Plan Transfers, Cable Transfers, Transferable Employer Contributions, King World Employer Contributions (as defined in Appendix A) and Matching Employer Contributions and the earnings on each such amount, to the extent necessary to satisfy a financial hardship, as defined in Section 8.1(h); provided that no suspension of Before-Tax , Roth and After‑Tax Contributions in Section 8.1(h) shall apply. With respect to Matching Employer Contributions available for this withdrawal, amounts shall be withdrawn first from that portion of such amount which is attributable to matching employer contributions contributed to the EIF prior to September 1, 2001, and earnings thereon, second from that portion of this amount attributable to Matching Employer Contributions to this Plan for Accounting Periods before September 1, 2001, and the earnings thereon, and third from the remaining portion of this amount, and the earnings thereon.

(iv)    If a Participant who is less than 100% vested in his or her Matching Employer Contributions receives a withdrawal of Matching Employer Contributions pursuant to this Section 8.1(c), then until such time as the Participant incurs a period of five consecutive one year Breaks in Service or receives a distribution of his or her entire vested Account Balance after termination of employment, the vested portion of the Participant’s Account Balance at any point in time following the withdrawal shall be equal to the amount determined under the formula P x (AB+D) - D, where P is the Participant’s vested percentage at such time, AB is the Participant’s Account Balance at such time, and D is the amount of all withdrawals of Matching Employer Contributions previously received by the Participant.

(d)    Withdrawals of Certain Transferred Amounts after attainment of age 59½: A Participant who has attained age 59 ½ may elect each Plan Year to withdraw up to

100% of his vested Prior Plan Transfers, Cable Transfers and Transferable Employer Contributions (as defined in Appendix A) and the earnings on each such amount.

(e)    Withdrawals of Matching Employer Contributions after attainment of age 59½: A Participant who has attained age 59 ½ may elect each Plan Year to withdraw up to 100% of his vested Matching Employer Contributions and the earnings thereon.

(f)    Withdrawals of King World Employer Contributions after attainment of age 59½: A Participant who has attained age 59 ½ may elect each Plan Year to withdraw up to 100% of his vested King World Employer Contributions (as defined in Appendix A) and the earnings thereon.

(g)    Withdrawals of Before-Tax Contributions and/or Roth Contributions after attainment of age 59½:

A Participant who has attained age 59½ may elect each Plan Year to withdraw up to 100% of the Before-Tax Contributions and/or Roth Contributions made to the Plan on his behalf (including recharacterized Before-Tax Contributions and Qualified Nonelective Contributions treated as Before-Tax Contributions, if any), and the earnings thereon.

(h)    Withdrawals of Before-Tax Contributions and/or Roth Contributions on account of financial hardship:

Upon submission of satisfactory evidence by a Participant of a financial hardship, as defined in this Section, the Retirement Committee of CBS Corporation may direct distribution of part or all of the value of such Participant’s Before-Tax Contributions, Matching Employer Contributions and/or Roth Contributions, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to him under this Section 8.1. In no event may the Retirement Committee of CBS Corporation direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant. Withdrawals on account of financial hardship shall be taken from Participant Accounts according to the following hierarchy: first from Employer Contributions, next from Before-Tax Contributions and finally from Roth Contributions.

A Participant shall be deemed to have no other resources reasonably available if: (i) the Participant has obtained all withdrawals and distributions currently available to the Participant under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; (iii) the Participant agrees to cease all Before-Tax Contributions, Roth Contributions and After‑Tax Contributions under the Plan as well as all similar contributions to all other qualified defined contribution and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least six months (or twelve months, for withdrawals which occur prior to January 1, 2002) from the date of the hardship withdrawal, and (iv) the amount of pre‑tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code. Effective for hardship withdrawals received on or after January 1, 2002, the preceding clause (iv) shall cease to apply.

For purposes of this Section 8.1(h), the term “financial hardship” shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:
(1)    medical expenses (as defined in Section 213(d) of the Code) previously incurred by the Participant or a Participant’s spouse or dependent or, effective January 1, 2008, other Beneficiary who is a “primary beneficiary” under the Plan as defined in Internal Revenue Service regulations or other published guidance, or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) which, in either case, are not covered by insurance,
(2)    expenses relating to the payment of tuition and related educational fees, including room and board, for the next twelve months of post‑secondary education of a Participant, his spouse or dependent (as defined in Section 152(d)(1)(B) of the Code and without regard to Section 152(d)(1)(B) of the Code) or, effective January 1, 2008, other Beneficiary who is a “primary beneficiary” under the Plan as defined in Internal Revenue Service regulations or other published guidance; or
(3)    expenses directly relating to the purchase (excluding mortgage payments) of a primary residence for the Participant, or

(4)    expenses relating to the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(5)    payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code) or, effective January 1, 2008, other Beneficiary who is a “primary beneficiary” under the Plan as defined in Internal Revenue Service regulations or other published guidance; or

(6)    expenses for the repair of damages to the Participant’s principle residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Participant’s adjusted gross income).

There is no minimum amount of withdrawal available under this Section 8.1(h). Hardship withdrawals shall be paid in a single cash payment and on a pro‑rata basis from the Funds (other than the CBS Company Stock Fund) in which the Participant’s Account is invested. For any withdrawal under this Section 8.1(h), the portion of the Participant’s Account attributable to Before-Tax Contributions and/or Roth Contributions that is available for withdrawal shall not exceed the lesser of: (i) the value of such Before-Tax Contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant’s Before-Tax Contributions and/or Roth Contributions that are made after December 31, 1988, or (ii) the value of all Before-Tax Contributions and/or Roth Contributions (taking into account earnings and losses attributable to such amounts).
8.2    Withdrawals Upon Termination of Employment: A Participant who has incurred a termination of employment may withdraw all or any part of the vested interest in his Accounts in accordance with the procedures set forth in Section 8.3 and subject to the provisions of Section 8.5 below.

8.3    Withdrawal Procedures: A Participant, by filing a request in accordance with such rules as required by the Retirement Committee of CBS Corporation (including requests made by telephonic, electronic or other instructions under terms prescribed by the Committee), may elect to withdraw amounts pursuant to Section 8.1. Such withdrawals shall be subject to the following:

(a)    All requests for withdrawals shall be reviewed by the Retirement Committee of CBS Corporation or its designee. Each approved withdrawal application shall be forwarded by the Committee to the Trustee as soon as practicable after Committee approval. Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the Trustee, based on the amount specified in the Participant’s request and the amount available for withdrawal in the Participant’s Accounts. Earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

(b)    All withdrawals shall be paid in a cash lump sum.

(c)    Notwithstanding anything herein to the contrary, and in the absence of express approval by the Retirement Committee of CBS Corporation, no withdrawal may be made by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant’s Account, it may prohibit such Participant from making a withdrawal until the alternate payee’s rights under such order are satisfied.

8.4    Funds to be Charged with Withdrawal: Distributions will be made out of the Participant’s interest in each of the Funds in proportion to the Participant’s interest in these Funds.

8.5    Frequency of Withdrawals: Except in the case of a financial hardship withdrawal under Section 8.1(h) and a withdrawal of Matching Employer Contributions under Section 8.1(c) on account of financial hardship, each Participant may elect only two withdrawals from the Plan in any Plan Year. A Participant may elect to withdraw amounts on account of a financial hardship under Section 8.1(h) and a withdrawal of Matching Employer Contributions under Section 8.1(c) on account of financial hardship at any time during the Plan Year.

8.6    Qualified Reservist Withdrawal: If a Participant who by reason of being a member of a reserve component (as such term is defined in Section 101 of Title 37, United States Code) is, after September 11, 2001 and prior to such time as may be provided under Section 72(t)(2)(G)(iv) of the Code, ordered or called to active duty for a period in excess of one hundred seventy-nine (179) days, or for an indefinite period, such Participant may make a “Qualified Reservist Withdrawal” as such term is defined below, from his or her Before-Tax Contributions Account or Roth Contributions Account. A Qualified Reservist Withdrawal is a withdrawal of all or any portion of a Participant’s Before-Tax Contributions Account and/or Roth Contributions Account that is made during the period beginning on the date of a Participant’s order or call to active duty, as set forth above, and ending on the last day of the active duty period. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Plan receives the Participant’s election, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Effective January 1, 2009, a Participant who takes a Qualified Reservist Withdrawal is barred from making elective deferrals to the Plan for six months from the date of the Qualified Reservist Withdrawal.

ARTICLE IX
PARTICIPANT LOANS

9.1    Loan Subaccounts: Loans from the Plan may be made to all Participants and Beneficiaries who are “parties in interest” within the meaning of ERISA Section 3(14), and to Employees who have made Rollover Contributions to the Plan but who have not met the age and service eligibility requirements of Article III. Such individuals are referred to herein as “Eligible Borrowers.” Within each Eligible Borrower’s Account, there shall be maintained a Loan Subaccount solely for the purpose of effecting loans from the Eligible Borrower’s Account to the Eligible Borrower.

9.2    Eligibility for Loans:

Only one loan under the Plan may be outstanding at any time for each Eligible Borrower. If, on September 1, 2001, an Eligible Borrower has one or more loans outstanding as a result of his or her participation in the EIF, such Eligible Borrower may not obtain a loan from the Plan until all such prior loans are repaid in full.

9.3    Availability of Loans:

(a)    Application for a loan must be made to the Committee or its delegate through written, electronic or telephonic instructions in the manner prescribed by the Retirement Committee of CBS Corporation. The decisions by Committee representatives on loan applications shall be made on a reasonably equivalent basis and within a reasonable period after each loan application is received. Notwithstanding the foregoing, the Committee representatives may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals’ ability to repay any loan.

(b)    Notwithstanding anything herein to the contrary, and in the absence of express approval by the Retirement Committee of CBS Corporation, no loan shall be made to an Eligible Borrower during a period in which the Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower’s Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower’s account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee’s rights under such order are satisfied.

9.4    Amount of Loan:

A Plan loan shall be derived from the Eligible Borrower’s vested interest in his Accounts, determined as of the Valuation Date on which the Trustee receives proper loan disbursement instructions which shall be forwarded to the Trustee by the Retirement Committee of CBS Corporation or its designee as soon as practicable after its review and approval of the loan application. Loans shall be made in increments of $50. The minimum loan available is $500. The maximum loan available is the lesser of 50% of the Eligible Borrower’s vested interest in his Accounts or $50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such Eligible Borrower during the twelve‑month period ending on the day before the loan is made.

9.5    Terms of Loan:

(a)    A loan shall be secured by a lien on the Eligible Borrower’s interest in the Plan, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

(b)    The interest rate on a loan shall be established by the Retirement Committee of CBS Corporation or its duly authorized delegate on the date that the loan is approved by a Committee representative and shall be equal to 1% above the annual prime commercial rate as published in the Wall Street Journal on the first day of the month during which such loan application is approved.

(c)    Subject to Section 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding. Unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the Plan. If the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the Plan.

(d)    Each loan shall be evidenced by a promissory note, or such other written, electronic or telephonic documentation providing sufficient evidence of the Eligible Borrower’s obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Article IX as is acceptable to the Committee.

(e)    Under the terms of the loan agreement, a Committee representative may determine a loan to be in default, and may take such actions upon default, in accordance with Section 9.7.

(f)    If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Retirement Committee of CBS Corporation in its discretion may determine, he shall not be treated as having terminated employment and the Committee shall make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of Section 9.7.

9.6    Distribution and Repayment of Loan:

(a)    The loan proceeds shall be transferred to the Eligible Borrower’s Loan Subaccount by the Trustee and shall be derived from the Eligible Borrower’s interest in the Funds on a pro rata basis. Amounts transferred to such Subaccount shall reflect the value of the Eligible Borrower’s interest as of the Valuation Date on which such transfer shall occur. The loan proceeds shall be distributed from the Loan Subaccount to the Eligible Borrower on the same day as they are received by the Loan Subaccount.

(b)    Repayments of Plan loans shall be made to the Eligible Borrower’s Loan Subaccount. Such repayments shall be immediately transferred from the Loan Subaccount and credited to the Eligible Borrower’s Accounts and invested in the Funds in the same proportions as his current contributions are invested, as soon as practicable after they are received by the Loan Subaccount. Eligible Borrowers may prepay all or a portion of the amount due under the loan at any time without penalty. Notwithstanding the foregoing, a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay; provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

9.7    Events of Default and Action Upon Default:

(a)    In the event that an Eligible Borrower does not repay the principal with respect to a Plan loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable. Further, upon an Eligible Borrower’s termination of employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in default. If, before a loan is repaid in full, a distribution is required to be made from the Plan to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower’s interest in the Plan less the amount of such outstanding loan, the unpaid balance thereon, shall become immediately due and payable. The Trustee shall satisfy the indebtedness to the Plan before making any payments to the Eligible Borrower or any alternate payee. In addition to the foregoing, the loan agreement may include such other events of default as the Committee shall determine are necessary or desirable.

(b)    Upon the default of any Eligible Borrower, the Retirement Committee of CBS Corporation or its designate in its discretion, may direct the Trustee to take such action as the Committee or its designate may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

(i)    demand repayment of the outstanding amount on the loan (including principal and accrued interest) or, if the loan is not repaid or if other repayment arrangements are not established; or

(ii)    cause a foreclosure of the loan to occur by distributing the promissory note to the Eligible Borrower or otherwise reducing the Eligible Borrower’s Account by the value of the loan. For these purposes, such loan shall be deemed to have a fair market value equal to its face value reduced by any payments made thereon by the Eligible Borrower.

In the event of any default, the Eligible Borrower’s prior request for a loan shall be treated as the Eligible Borrower’s consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent. In all events, however, to the extent a loan is secured by Before-Tax Contributions and/or Roth Contributions, no foreclosure on the Eligible Borrower’s loan shall be made until the earliest time Before-Tax Contributions and/or Roth Contributions may be distributed without violating any provisions of Code Section 401(k) or 402A, as applicable, and the regulations issued thereunder.

9.8    Military Service: Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, Plan loan repayments may be suspended during periods that the Eligible Borrower is performing service in the uniformed services, whether or not that service is qualified military service. If loan repayments are suspended during and period of service in the uniformed services, that period of service will be disregarded for all Plan loan purposes, in accordance with Code Section 414(u).

ARTICLE X
VESTING AND TERMINATION OF EMPLOYMENT

10.1    Matchable, Unmatched, Qualified Nonelective and Rollover Contributions: A Participant shall be fully vested at all times in the portion of his Account attributable to Matchable Contributions, Unmatched Contributions, Qualified Nonelective Contributions and Rollover Contributions.

10.2    Matching Employer Contributions:

(a)    Except as provided in Appendix A for certain Participants in Merged Plans, each Employee shall become vested in Matching Employer Contributions in accordance with the following schedule:

Years of Completed Vesting Service	Vested Percentage

Less than 1 year	0%
1 - 2	20%
2 - 3	40%
3 - 4	60%
4 - 5	80%
5 or more	100%

(b)    Notwithstanding the foregoing, a Participant shall become fully vested in Matching Employer Contributions if such Participant attains age 65 or incurs a Disability while actively employed or terminates employment due to normal, early, or postponed retirement (determined under the terms of any tax‑qualified defined benefit plan maintained by the Employer), death, or Disability.

(c)    A Participant shall be fully vested at all times in the portion of his Account attributable to his PCI ESOP Account, Prior Plan Transfers, Cable Transfers, Transferable Employer Contributions and King World Employer Contributions, as defined in Appendix A.

10.3    Forfeitures:

(a)    Termination of Employment and Distribution Made. If a Participant terminates employment prior to the date on which he is fully vested in his Account and receives a distribution of such Account, the non‑vested portion of his Account shall be forfeited and used as soon as practicable to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the Plan in accordance with Section 12.6, and to restore Participants’ Accounts in accordance with Section 10.3(b).

(b)    Restoration of Account Balance. If an amount of a Participant’s Account has been forfeited in accordance with Section (a) above, that amount shall be subsequently restored to his Account provided (i) he is reemployed by an Employer before he has a period of five consecutive one‑year Breaks in Service, and (ii) he repays to the Plan within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the Plan on account of his termination of employment. Any amounts to be restored by an Employer to a Participant’s Account shall be taken first from any forfeitures which have not as yet been applied against Matching Employer Contributions or administrative expenses or used to correct allocation errors or to settle claims and if any amounts remain to be restored, the Employer shall make a special contribution equal to those amounts.

(c)    Termination of Employment and No Distribution Made. If (i) a Participant terminates employment prior to the date on which he is fully vested in his Accounts, (ii) effective for Plan Years beginning on or after January 1, 1998, the total value of his vested interest in his Accounts exceeds $5,000, (iii) he does not consent to receive a distribution of such Accounts, and (iv) he is not reemployed by an Employer before the end of five consecutive one‑year Breaks in Service, the non‑vested portion of his Accounts shall be forfeited as of the close of the fifth one year Break in Service and used to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the Plan in accordance with Section 12.6 and to restore Participants’ Accounts in accordance with Section 10.3(b).

(d)    Lost Participants or Beneficiaries. If a Participant or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the Plan, the amount in such Participant’s Accounts shall be forfeited and used, not later than as of the last day of the Plan Year following the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the Plan in accordance with Section 12.6 and to restore Participants’ Accounts in accordance with Section 10.3(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of his identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

ARTICLE XI
PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS

11.1    Forms of Payment: Upon a Participant’s termination of employment for any reason or Disability, he (or, in the event of his death, his Beneficiary) shall be entitled to receive a distribution of his vested interest in his Accounts in accordance with the provisions of this Article XI. Subject to Sections 11.3, 11.4, 11.7, and, in the case of distributions on account of Disability, 11.8, any Participant may, not more than one hundred eighty days before the date an amount is to be paid from the Plan, file with the Committee an election to have his benefit paid to him (or, in the event of his death, to his Beneficiary) in accordance with the options described in sections (a) and (b) of this Section 11.1:

(a)    In such manner of monthly, quarterly or annual installments, payable over a period not in excess of twenty years, as such Participant shall so elect, and, in the event of his death prior to the receipt of all such installments, the balance of such installments to his Beneficiary; provided however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant’s death, to have the balance of the Participant’s benefit paid to the Beneficiary in a single payment

(b)    In a single payment.

11.2    Modification or Revocation of Form of Payment Election: A Participant may, not more than one hundred eighty (180) days before an amount is to be paid from the Plan, modify or revoke any form of payment specified in Section 11.1 theretofore made by him or her. A Former Participant who elected to receive his or her Plan distribution in the form of installment payments, and whose installment payments have commenced, may modify or revoke his or her decision to receive such installment payments at any time and elect to receive the balance of his or her benefit in a single payment.

11.3    Stock Election: If the total value of a Former Participant’s Accounts in this Plan determined as of the Valuation Date coincident with or immediately following the date his employment terminates exceeds $1,000 effective for Plan Years beginning on or after January 1, 2005 ($5,000, for the period beginning on January 1, 1998 and ending on December 31, 2004), such a Former Participant may, not less than thirty days before the date his entire interest in the Plan is to be paid or commence to be paid, or upon such other notice period that the Retirement Committee of CBS Corporation approves, file with the Committee an election to have that portion of his benefit consisting of the value of the Stock and cash credited to his Account and invested in the CBS Company Stock Fund paid to him (or, in the event of his death, to his Beneficiary), to the extent possible, in shares of Stock (in lieu of cash). Any such Participant may also, not less than thirty days before the date his entire interest in the Plan is to be paid or commence to be paid, or upon such other notice period as the Retirement Committee of CBS Corporation approves, revoke any such election theretofore made by him.

11.4    Consent Requirements: If the value of a Former Participant’s Accounts in this Plan determined as of the Valuation Date coincident with or immediately following the date his employment terminates does not exceed $1,000 effective for Plan Years beginning on or after January 1, 2005 ($5,000, for the period beginning on January 1, 1998 and ending on December 31, 2004), such amount shall be paid to him (or, in the event of his death, to his Beneficiary) in a single cash payment as soon as practicable thereafter. If the value of such a Former Participant’s Accounts in this Plan, determined as of the Valuation Date coincident with or immediately following the date his employment terminates is greater than $1,000 effective for Plan Years beginning on or after January 1, 2005 ($5,000, for the period beginning on January 1, 1998 and ending on December 31, 2004), payment of the value of such a Participant’s Accounts, determined in accordance with Section 11.5, shall be made in the form of payment elected by the Participant as soon as practicable after the earliest of: (a) the Participant’s attainment of age sixty‑five (65) if he terminates employment before attaining age sixty‑five (65); (b) the Participant’s death; (c) the date as of which the recipient consents to a distribution (which distribution may not be scheduled to commence (i) earlier than 30 days after the Participant receives information regarding such distribution and (ii) later than one hundred eighty days after such Participant elects to receive the distribution); or (d) the date required by Section 11.7. Notwithstanding the foregoing, distribution of a Participant’s account under the Plan may occur prior to thirty (30) days after the Participant receives information regarding such distribution, provided (i) the Retirement Committee of CBS Corporation or its delegate informs the Participant that he has a right to a period of at least thirty (30) days after receiving the information to consider the decision of whether to receive an immediate distribution; and (ii) the Participant, after receiving the information, affirmatively elects to receive an immediate distribution. Effective for distributions made after December 31, 2001, the value of the vested portion of the Participant’s account shall be determined without regard to that portion of the account that is attributable to Rollover Contributions (and earnings allocable thereto).

Notwithstanding anything herein to the contrary, in no event may a Former Participant elect to receive a payment of his Accounts in any form of payment other than those specified in Section 11.1. All distributions under this Article XI shall be made by the Trustee only after the Trustee receives approval for such distribution from the Retirement Committee of CBS Corporation or its designee. The Participant must submit to the Committee, or its designee, such election and distribution forms as required by the Committee. The Committee, or its designee, shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

11.5    Valuation and Payment Procedures for Lump Sum Payments:

(a)    No Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant’s Beneficiary in the form of a single sum cash payment, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee and such amount shall be paid to the Former Participant or Beneficiary in cash as soon as practicable thereafter. To the extent amounts in such Former Participant’s Account are credited to the CBS Company Stock Fund on such Former Participant’s behalf, the shares of Stock held in such Fund and credited to such Former Participant’s Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

(b)    Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant’s Beneficiary in the form of a single sum payment, and such Former Participant shall have made a Stock election in accordance with Section 11.3, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. To the extent amounts in such Former Participant’s Accounts are credited to the CBS Company Stock Fund on such Former Participant’s behalf, such Former Participant, or his Beneficiary, shall receive a distribution as soon as practicable after the applicable Valuation Date of the entire number of whole shares of Stock in his Accounts credited to the CBS Company Stock Fund, plus cash for any remaining amounts credited to the CBS Company Stock Fund on behalf of such Former Participant as of the applicable Valuation Date. The remainder of the Former Participant’s Accounts shall be distributed to the Former Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

11.6    Valuation and Payment Procedures for Installment Payments: If a Former Participant shall have elected to receive payment in the form of installment payments, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. Such Accounts shall continue to be valued as of each twelve-month anniversary of such Valuation Date. Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant’s benefit shall have been paid in full if installment payments continue or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant’s death if such Participant’s Beneficiary elects to have the remaining installments paid in a single payment, as the case may be. Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment Funds in which the Former Participant’s Accounts are invested. Such Former Participant’s interest in the Funds, including the value of the Stock and cash then credited to the CBS Company Stock Fund on such Former Participant’s behalf shall be determined as of the applicable Valuation Date. An installment payment shall be paid to such Former Participant or his Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of this Section, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to such Former Participant or Beneficiary. If such Former Participant shall die prior to the payment of his benefit in full and a single sum cash distribution is to be made to such Former Participant’s Beneficiary, such distribution shall be made in accordance with Section 11.5(a), determined as of the Valuation Date proper payment instructions are received by the Trustee.

11.7    Time of Payment and Minimum Distribution Requirements: Unless the Participant elects otherwise, the payment of the value of a Participant's vested Accounts under the Plan shall be payable not later than the sixtieth day after the latest of the close of the Plan Year in which he:

(a)    attains age 65,

(b)    completes 10 years of participation under the Plan, or

(c)    incurs a termination of employment.

If no election is received, the Participant is deemed to have elected to defer his distribution, to the extent allowable under the Plan. In addition, if a Beneficiary entitled to benefits under the Plan does not elect to receive such benefits at the time they would otherwise be due, the Beneficiary shall be deemed to have elected to defer his distribution, to the extent allowable under the Plan.

Notwithstanding the foregoing, with respect to distributions made to Participants who attained age 70½ prior to January 1, 1997, the benefits of each Participant shall be distributed or shall commence to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attains age seventy and one-half (70½), regardless of whether his employment with the Company is terminated as of such date provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Code) and shall have attained age seventy and one-half (70½) before January 1, 1988, the benefits of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the calendar year in which he terminates employment; provided further, that if a Participant attains age 70½ before January 1, 1996 but prior to January 1, 1997, such Participant may elect, in accordance with procedures established by the Committee or its delegate, to commence distributions in accordance with the following paragraph. Any such minimum distributions shall be calculated in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant which life expectancy will not be recalculated.

With respect to (i) Participants who attain age 70½ on or after January 1, 1997 and (ii) Participants who are eligible and elect to defer their distributions in accordance with this Paragraph, the benefits of any Participant shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than April 1 following the close of the calendar year in which the Participant terminates employment or attains age 70½, whichever is later.

Notwithstanding anything in this Article XI to the contrary, the payment of any benefit hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant’s death (or such later date as allowed by regulations issued by the Internal Revenue Service), or in the case of payments to a Participant’s spouse, the date on which the Participant would have attained age seventy and one‑half (70½), if later. Further, such payments shall be distributed within a five year period following the Participant’s death unless payable over the life of the Beneficiary or a period not extending beyond the life expectancy of such Beneficiary.

Notwithstanding the foregoing provisions of this Section 11.7, effective with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, until the end of the 2002 Plan Year. Effective for Plan Years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations that were finalized on April 17, 2002 being more fully described below.

(1)    Definitions. For the purposes of this Section 11.7, the following terms, when used with initial capital letters, shall have the following respective meanings:

(a)    Designated Beneficiary: The person who is designated as the Participant's Beneficiary as set forth in Section 2.8 and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)    Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subparagraph (3)(d) below. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)    Life Expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)    Participant's Account Balance: The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e)    Required Beginning Date: The applicable date specified in subparagraph (3) below.
(2)    General Rules. Notwithstanding any provision of the Plan to the contrary, all distributions required under this Plan will be determined and made in accordance with the Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code, provided that the only permissible distribution options are those specified in the Plan and, provided further, that minimum monthly distributions shall be calculated in accordance with the following rules.

(3)    Time of Distribution.

(a)    The Participant's entire vested interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. Except as described in subparagraph (3)(b) below, the Required Beginning Date of a Participant who is a five percent (5%) owner (as defined in Section 416 of the Internal Revenue Code) shall be the April 1 of the calendar year following the calendar year he attains age 70 1/2 and the Required Beginning Date of any other Participant shall be the April 1 of the calendar year following the later of (i) the calendar year in which he terminates employment or (ii) the calendar year he attains age 70 1/2.
(b)    If the Participant dies before distributions begin, the Participant's entire vested interest will be distributed, or begin to be distributed, no later than as follows:
(i)    If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then, unless the election described in subparagraph (3)(d) below is made, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)    If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then, unless the election described in subparagraph(3)(d) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)    If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph (3)(b), other than subparagraph (3)(b)(i), will apply as if the surviving spouse were the Participant.

(c)    Unless subparagraph (3)(b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If subparagraph (3)(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (3)(b)(i).

(d)    Notwithstanding the foregoing, if a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Participant or the Designated Beneficiary elects, on an individual basis, that the Participant's entire vested interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided, however, that if the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant of the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. The election provided in this subparagraph (3)(d) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death.

(4)    Required Minimum Distributions During Participant's Lifetime.

(a)    During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is:

(i)    the quotient obtained by dividing the Participant's account balance as of the last day of the prior calendar year by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year unless the Participant elects (ii);
(ii)    if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance as of the last day of the prior calendar year by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(b)    Required minimum distributions will be determined under this subparagraph (4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(5)    Required Minimum Distributions After Participant's Death.

(a)    Death on or after date distributions begin:

(i)    If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance as of the last day of the prior calendar year by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)    The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)    If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)    If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)    If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance as of the last day of the prior calendar year by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)    Death before date distributions begin:

(i)    If the Participant dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in subparagraph (3)(d) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in subparagraph (4)(a) above.

(ii)    If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire vested interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)    If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (3)(b)(i), this Subparagraph (5)(b) will apply as if the surviving spouse were the Participant."

(6)    Suspension of 2009 Required Minimum Distributions. Notwithstanding anything in this Section 11.7 to the contrary, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009, unless the Participant or Designated Beneficiary chooses not to receive such distributions. Participants and Designated Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, anything in Section 11.8 to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as “eligible rollover distributions.”

11.8    Direct Rollover Distributions:

(a)    At the written request of a Participant, a surviving spouse of a Participant, a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, or other Beneficiary who is a designated beneficiary within the meaning of Section 401(a)(9)(E) of the Code (referred to as the “distributee”) and upon receipt of the written direction of the Committee or its designee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined below). Such amount may constitute all or any whole percent of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an “eligible rollover distribution” as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subsections 11.8(b) through 11.8(i).

(b)    A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

(c)    Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Retirement Committee of CBS Corporation or its designee and to the extent any such distribution is to be made in shares of Stock otherwise distributable under the Plan to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

(d)    Effective January 1, 2002, After-Tax Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

(e)    No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Retirement Committee of CBS Corporation or its designee shall require and deems to be sufficient.

(f)    A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

(g)    Direct rollover distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

(h)    Notwithstanding anything in this Plan to the contrary, in connection with a sale or other disposition of a subsidiary, division, department or other identifiable group or unit of the Employer to an organization that has established a defined contribution plan qualified under Section 401(a), a direct rollover distribution of a lump sum distribution payable to a Participant, may, at the election of such Participant, include the Plan Loan Note representing any unpaid balance of any then outstanding loan of such Participant from this Plan, provided such Participant elects to have such direct rollover distribution directly transferred in accordance with Section 11.8(a).

(i)    Notwithstanding the foregoing Subsections of this Section, a direct rollover of a distribution from a Roth Contributions Account will only be made to another designated Roth account (as defined in section 402A of the Code) under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

For purposes of this Section 11.8, the term “eligible retirement plan” means an individual retirement account or annuity described in Section 408 of the Code, a defined contribution plan that meets the requirements of Section 401(a) of the Code and accepts rollovers, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a Roth IRA described in Section 408A(b) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under Section 401(a)(31)(E) of the Code. The term "eligible retirement plan" as defined in this Section 11.8 shall also apply in the case of a distribution paid to a surviving spouse, or to a former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. However, in the case of a distributee other than the Participant, the Participant's spouse or the Participant’s former spouse who is an alternate payee, the term "eligible retirement plan" shall mean only an individual retirement account or annuity described in Section 408 of the Code.

ARTICLE XII
ADMINISTRATION OF THE PLAN

12.1    Appointment of the Retirement and Investments Committee of CBS Corporations:

(a)    The Company shall be the “sponsor” of the Plan as that term is defined in ERISA. The Board of Directors of the Company shall initially appoint the members of the Retirement Committee of CBS Corporation and the Investments Committee of CBS Corporation, having the responsibilities described below. The proper officers of the Company may at any time remove or replace any members of the Retirement Committee of CBS Corporation. The Board of Directors of the Company may at any time remove or replace any members of the Investments Committee of CBS Corporation. The Retirement Committee of CBS Corporation shall administer the Plan and shall serve as a Named Fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA. The Investments Committee of CBS Corporation shall have discretionary control over the management and disposition of the Plan’s assets, and shall serve as a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA.

(b)    If no members of the Retirement Committee of CBS Corporation or the Investments Committee of CBS Corporation are in office, the Company shall be deemed the appropriate Committee.

12.2    Organization And Operation Of The Committees:

(a)    Each Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Participants and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

(b)    With respect to each Committee, a majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting, by instrument in writing signed by a majority of members of the Committee.

If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

(c)    Each Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

(d)    Each Committee, may in addition to the execution of administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members of persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.

(e)    Each Committee shall be empowered to employ a Secretary and such assistants as may be required in the administration of the Plan.

(f)    Each Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

12.3    Expenses: All expenses that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses, other expenses associated with the purchase and sale of Stock in the CBS Company Stock Fund, other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Retirement Committee of CBS Corporation in connection with the administration of the Plan will be paid from forfeitures pursuant to Sections 10.3 and 15.2(e) and to the extent expenses remain they shall be paid proportionately by each Employer. Brokerage fees, transfer taxes and other expenses attending the investment or reinvestment of Plan assets (including investment management fees) allocated to the Funds (other than the CBS Company Stock Fund) may be paid out of the respective Funds, when permissible under applicable law. In addition, the Committee may, at its own discretion, direct that certain administrative fees and expenses and trustee fees be paid from participants’ accounts.

12.4    Duties, Powers and Responsibilities of the Retirement Committee of CBS Corporation: The Retirement Committee of CBS Corporation, except for such investment and other responsibilities vested in the Trustee or investment manager or Investments Committee of CBS Corporation of CBS Corporation, shall have the specific powers granted to it herein and shall have such other powers as may be necessary in order to enable it to administer the Plan, including, but not limited to, the full discretionary authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties, powers and responsibilities of the Retirement Committee of CBS Corporation shall include, but shall not be limited to, the following:

(a)    To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan.

Members of the Retirement Committee of CBS Corporation shall not be precluded from serving the Committee in one or more of such individual capacities.

(b)    To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions.
(c)    To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.
(d)    To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.

(e)    To take such steps as it considers necessary and appropriate to remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.

(f)    To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

(g)    To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

(h)    The Retirement Committee of CBS Corporation shall be the final review committee under the Plan, with the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan. The Committee shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any Participant, spouse or beneficiary, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review. A claim for benefits under this Plan shall only be paid if the Committee decides in its discretion that the applicant is entitled to benefits.

12.5    Required Information:

Each Employer or Participant or Beneficiary entitled to benefits shall furnish to the Retirement Committee of CBS Corporation any information or proof requested by the Retirement Committee of CBS Corporation and required for the proper administration of the Plan. The Retirement Committee of CBS Corporation shall determine, in its discretion, whether a Participant or Beneficiary is entitled to a distribution using such information or proof. Failure on the part of any Participant or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the Plan until the requested information or proof is received.

12.6    Indemnification:

The Company agrees to indemnify and hold the Retirement Committee of CBS Corporation and the Investments Committee of CBS Corporation and any administrative subcommittee formed by the Retirement Committee of CBS Corporation or the Investments Committee of CBS Corporation harmless against liability incurred in the administration of the Plan.
12.7    Claims and Appeal Procedure: Benefits will be paid to Plan Participants and Beneficiaries without the necessity of formal claims. However, if a Participant or Beneficiary believes that an error has been made in determining his or her benefits, then he or she may make a request for any Plan benefits to which he or she believes he or she is entitled. Such request must be promptly filed in writing by a Plan Participant or Beneficiary (or his or her authorized representative) (hereinafter called the “Claimant”) with the Plan Administrator at the following address: The CBS Retirement Committee of CBS Corporation, CBS Corporation, 51 W. 52nd Street, 19th Floor, New York, NY 10019 (the “Claim”).

(a)    Initial Claim Procedure. A Claim will be subject to a full and fair review. If the Committee determines the Claim is valid, the Claimant will receive a statement describing the amount of the benefit to which the Claimant is entitled, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit. If a Claim for benefits under the Plan is denied in whole or in part, the Claimant will be notified by the Committee within ninety (90) days of the date the Claim is received by the Committee. If the Committee determines that an extension of time for processing the Claim is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. The Committee shall provide the Claimant with written or electronic notification of the Claim denial. Any electronic notification shall comply with Department of Labor regulations regarding such matters. The notification will be in understandable language and will state: (i) specific reasons for denial of the Claim, (ii) specific references to Plan provisions on which the denial is based, (iii) a description (if appropriate) of any additional material or information necessary for the Claimant to perfect the Claim, and (iv) an explanation of the Plan’s claims review procedure, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b)    Review of Initial Benefit Claim Denials. Within sixty (60) days after a Claim has been denied, or deemed denied in whole or in part, the Claimant or his or her authorized representative may make a request for review by submitting to the Committee a written statement: (i) requesting a review of the denial of the Claim; (ii) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and (iii) setting forth any issues or comments which the Claimant deems relevant to the Claim. The Claimant may, in addition to written comments, submit documents, records, and other information relating to the Claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claim for benefits. A document, record or other information shall be considered “relevant” to the Claim if the document, record or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination; or (iii) demonstrates the Committee’s compliance with administrative processes and safeguards.

(c)    Appeal Procedure.

(i)    The Committee shall make a decision on review within sixty (60) days after the receipt of the Claimant’s request for review by the Committee, unless the Committee determines that special circumstances require an extension of time for processing the Claim. If the Committee determines an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to make its determination and review.

(ii)    The Committee shall provide the Claimant with written or electronic notification of its benefit determination on review. Any electronic notification shall comply with Department of Labor regulations regarding such matters. Notice of any adverse benefit determination must set forth clearly in writing, in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s Claim for benefits; and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

The decision of the Committee on such claims shall be final, binding and conclusive on all interested persons. The Committee shall have the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan, and shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any participant, spouse or beneficiary, and construction of disputed or doubtful terms. Benefits under the Plan will be paid only if the Committee decides in its discretion that the Claimant is entitled to benefits. Such decisions shall be conclusive and binding on all parties and not subject to further review.”

(d)    Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the following steps have occurred:

(i)    the Claimant has submitted a written application for benefits in accordance with Section 12.7;

(ii)    the Claimant has been notified that the Claim has been denied, as provided by Section 12.7(a);
(iii)    the Claimant has filed a written request appealing the denial in accordance with Section 12.7(b); and

(iv)    the Claimant has been notified in writing that the Committee (or its delegate) has denied the Claimant’s appeal, as provided by Section 12.7(c)(ii).

(e)    Legal Action for Benefits. No legal action for benefits under the Plan may be brought more than one year after the time described in Section 12.7(d)(iv) above.
12.8    Liability of Committee Members: Each member of the Retirement and Investments Committee of CBS Corporations shall be liable for any act of omission or commission as such only to the extent required by ERISA.
12.9    Reliance on Reports and Certificates: The Retirement and Investments Committee of CBS Corporations will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any Trustee, accountant, controller, counsel or other person who is employed or engaged for such purposes.
12.10    Member’s Own Participation: No member of the Retirement or Investments Committee of CBS Corporations may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.
12.11    Fiduciary Indemnification: Notwithstanding any other provision of this Plan, the Board may, to the extent permitted by law, provide for indemnification by the Company of any fiduciary for any liability incurred in his capacity as such fiduciary.

12.12    Allocation of Responsibilities: The Company may allocate responsibilities for the operation and administration of the Plan and the management of its assets consistent with the Plan’s terms, including allocation of responsibilities to the Retirement and Investments Committee of CBS Corporations and the Employers. The Company and other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out their respective responsibilities (other than trustee responsibilities the delegation of which may be limited by law) under the Plan, and may employ persons to advise them with regard to any such responsibilities. Specifically, and not by way of limitation of the foregoing provision of this Section 12.11, the Company may delegate or allocate, as applicable, to another fiduciary or named fiduciary the responsibility to appoint, retain and terminate trustees and investment managers and to define the authorities and responsibilities of each. The provisions of this Section 12.11 shall apply to the responsibilities of the Company or any other named fiduciary under the Plan, relating to any trusts associated with the Plan, including any group, commingled, common or master trust associated with the Plan and with respect to which the Company or any other named fiduciary under the Plan has responsibilities.

12.13    Multiple Capacities: Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as a trustee and as an administrator).

ARTICLE XIII
AMENDMENT AND TERMINATION

13.1    Right to Amend or Terminate: The Retirement Committee of CBS Corporation may, at any time, modify, alter or amend this Plan or any Trust Agreement thereunder from time to time to any extent that they may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401(a) of the Code, unless provided otherwise in the Company’s governing documents. Each Employer reserves the right, by action of its board of directors, to terminate the Plan with respect to their Participants herein. The Company reserves the right to execute any amendment deemed necessary or appropriate to terminate the trust. No such amendment(s) shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment(s) shall have any retroactive effect so as to deprive any Participant of any benefit already accrued (including the timing and form of any option benefits), except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code. No such amendment(s) shall have the effect of revesting in the Employers the whole or any part of the principal or income for purposes other than for the exclusive benefit of the Participants or their Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. Any amendment of the Plan shall be made by:

(a)    the adoption of a resolution by the Board amending the Plan, or

(b)    the adoption of a resolution by the Retirement Committee of CBS Corporation amending the Plan.

If any amendment changes the vesting provisions of Article X, any Participant with at least three years of Vesting Service may elect, by filing a written request with the Retirement Committee of CBS Corporation within sixty days after he has received notice of such amendment, to have his vested interest computed under the provisions of Article X as in effect immediately prior to such amendment.

13.2    Full Vesting on Termination/Partial Termination of Plan: In the event of the complete or partial termination of the Plan, or the complete discontinuance of contributions thereto, the account balances of all affected Participants shall become fully vested. The account balance of each affected Participant shall continue to be held in Trust until a Participant is entitled to a distribution under the otherwise applicable terms of the Plan.

13.3    Distribution of Funds Upon Termination of the Plan: In the event of, and upon, an Employer’s termination of the Plan or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an Employer or another Affiliated Company and (ii) the earliest date allowed by the Internal Revenue Service for distribution of benefits following the termination of the Plan pay or distribute to such Participant (or his Beneficiary) in the manner provided in Article XI hereof the benefits to which he is (or they are) entitled.

ARTICLE XIV
GENERAL PROVISIONS

14.1    Employment Relationships: Nothing contained herein will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge any Employee at any time.

14.2    Non‑Alienation of Benefits:

(a)    Subject to Section 14.3, and subject to and in accordance with applicable law and subparagraph (b) below, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

(b)     A Participant’s benefits under the Plan may be offset against an amount the Participant is ordered to pay to the Plan if (a) the order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I or ERISA, or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person and (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

14.3     Qualified Domestic Relations Order: Notwithstanding any other provisions of the Plan, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA) (“QDRO”) is received by the Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code and Section 206(d)(3) of ERISA. The amount payable to the Participant and to any other person other than the payee entitled to benefits under the order, shall be adjusted accordingly. Benefits payable under a qualified domestic relations order may be paid prior to the “earliest retirement age” as such term is defined in the Code and ERISA. The Retirement Committee of CBS Corporation shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order. Effective April 6, 2007, a domestic relations order that otherwise satisfied the requirements for a QDRO will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another QDRO; or (ii) solely because of the time at which the order was issued, including issuance after the benefit commencement date or after the Participant’s death.

14.4    Exclusive Benefit of Employees: No part of the corpus or income of the Funds will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

14.5    Merger, Consolidation or Transfer of Assets or Liabilities: There will be no merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this Plan were then terminated which is equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

14.6    Appointments of Trustee: The Trustee as a fiduciary under the Plan is appointed by the Investments Committee of CBS Corporation with such powers as to investment, reinvestment, control and disbursement of the Fund as are set forth in the Trust Agreement, as modified from time to time. The Investments Committee of CBS Corporation may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and upon such removal or upon the resignation of any such Trustee the Board will designate a successor Trustee.

14.7    Discretion of the Board of Directors and the Retirement and or Investment Committee of CBS Corporation: All consents of the board of directors of each of the Employers and all consents of the Retirement and Investments Committee of CBS Corporations herein provided for may be granted or withheld in the sole and absolute discretion of said board of directors or of the Retirement or Investments Committee of CBS Corporation, as the case may be, and, if granted, may be granted on such terms and conditions as said board of directors or the Retirement or Investments Committee of CBS Corporations, as the case may be, in its sole and absolute discretion shall determine. All determinations hereunder made by the board of directors of any of the Employers and all such determinations made by the Retirement and Investments Committee of CBS Corporation shall likewise be made in the sole and absolute discretion of said board of directors or the Retirement and or Investments Committee of CBS Corporation, as the case may be.

14.8    Voting and Tender Offers with respect to Company Common Stock:

(a)    A Participant may vote at each annual meeting and at each special meeting of the Company the shares of Stock of the Company with voting rights at the time represented in his Accounts and attributable to Matching Employer Contributions and earnings thereon. The Company shall provide the Trustee, on a timely basis, with all materials necessary to permit the Trustee to solicit participants’ voting instructions and to vote shares. The Trustee shall cause to be provided to each Participant a copy of the proxy solicitation material for each such meeting together with a request for the Participant’s confidential instructions as to how such shares are to be voted at such meeting. Upon receipt of such instructions, the Trustee shall vote all such shares as instructed. The Trustee shall vote shares for which it has not received voting instructions in proportion to those shares for which it receives instructions.

(b)    In the event that a tender or exchange offer or other offer to purchase Stock is made by an individual or entity for all or a portion of the Stock held in the CBS Company Stock Fund, a Participant who is 100% vested in his Matching Employer Contributions may elect to tender all shares of Stock at the time represented in his Accounts. Each Participant who is not 100% vested in his Matching Employer Contributions (i) shall not have the right to direct the Trustee as to the tender or exchange of any shares of Stock credited to his Matching Employer Contribution Accounts, but (ii) shall have the right to direct the Trustee as to the tender or exchange of all other shares of Stock credited to his Accounts. The Company shall provide the Trustee, on a timely basis, with all materials necessary so as to permit the Trustee to solicit Participant’s instructions and to tender such vested shares. The Trustee shall cause to be provided to each Participant a copy of the tender offer materials with a request for the Participant’s confidential instructions regarding the tender of such vested shares. Upon receipt of such instructions, the Trustee shall tender shares as instructed. In the event that a Participant chooses to tender some but not all of the shares of Stock credited to his Accounts, the shares of Stock credited to his Accounts other than his Matching Employer Contribution Accounts shall be tendered first. Once these shares of Stock have been tendered, the shares held in his Employer Matching Contribution Account will be tendered, to the extent needed and permitted. The Investments Committee of CBS Corporation shall instruct the Trustee as to whether the Stock credited to the Matching Employer Contributions Accounts of Participants who are not 100% vested in such Accounts shall be tendered or exchanged. If the Investments Committee of CBS Corporation does not provide instructions, such shares shall not be tendered or exchanged. The Trustee shall not be obligated to solicit a response from participants from whom it has not received instructions.

14.9    Payments to Minors and Incompetents: On submission of satisfactory proof, if a Participant or Beneficiary entitled to receive any benefits hereunder (i) is a minor, benefits will be paid to (a) a custodial parent, (b) another person authorized to act on behalf of such minor under state law, or (c) the custodian for such minor under the Uniform Transfer to Minors Act, if permitted by the laws of the state in which such minor resides, or (ii) is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to (i) a person holding a power of attorney for such incompetent person, or (ii) a person otherwise authorized to act on behalf of such incompetent person under state law. Payment of benefits pursuant to this Section 14.9 shall fully discharge the Trustee, Plan Administrator, Trust Fund, Plan Sponsor and Employer from any further liability.

14.10    Employee’s Records: Each of the Employers and the Plan Administrator shall respectively keep such records, and each of the Employers and the Plan Administrator shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the Plan and Compensation of Employees, elections by Participants and their Beneficiaries and consents granted and determinations made under Plan and the Trust Agreement. Neither any of the Employers nor the Plan Administrator shall be required to duplicate any records kept by the other. Each Participant shall cooperate with the Plan Administrator to administer the Plan in the manner herein and in the Trust Agreement provided.

14.11    Titles and Headings: The titles to sections and headings or paragraphs of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

14.12    Use of Masculine and Feminine; Singular and Plural: Wherever used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

14.13    Governing Law: To the extent that New York law has not been preempted by the provisions of ERISA, the provisions of the Plan will be construed in accordance with the laws of the State of New York.

ARTICLE XV
NONDISCRIMINATION AND ANNUAL ADDITIONAL LIMITATIONS

15.1    Limitation on Before-Tax Contributions and/or Roth Contributions:

(a)    Effective for Plan Years beginning on or after January 1, 1997, and notwithstanding anything herein to the contrary, in no event shall the Before-Tax Contributions and/or Roth Contributions made on behalf of Highly Compensated Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Participants which exceeds the greater of:

(i)    an amount equal to 125% of the Actual Deferral Percentage for the current Plan Year for all Participants other than Highly Compensated Participants; or

(ii)    an amount equal to the sum of the Actual Deferral Percentage for the current Plan Year for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for the current Plan Year for all Participants other than Highly Compensated Participants.

(iii)    Notwithstanding the foregoing, the Committee may elect to apply the foregoing tests for any year on the basis of the prior year testing requirements in lieu of the current year testing requirements set forth above and the Committee may elect to change from the prior year testing requirements to current year testing requirements in accordance with Code Section 401(k) and such rules promulgated in notices, regulations or other guidance thereunder.

(b)    The Committee shall be authorized to implement rules authorizing or requiring reductions in the Before-Tax Contributions and/or Roth Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Section 15.1(a) are satisfied.

(c)    In addition to the reductions set forth in subsection (b), if the limitations under Section 15.1(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Code Section 401(k)(3), authorize or require the recharacterization of Excess Contributions that are Before-Tax Contributions as After‑Tax Contributions so that the limitations in that Plan Year are not exceeded.

(d)    To the extent such Before-Tax Contributions exceeding the limitations under Section 15.1(a) are not recharacterized, an Employer may, in the discretion of the Board of Directors, make Qualified Nonelective Contributions to the Accounts of Participants who are not Highly Compensated Participants.

(e)    To the extent the limitations under Section 15.1(a) continue to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, if any, the Excess Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. Effective for Plan Years beginning on or after January 1, 1997, the amount of Excess Contributions to be distributed to each Participant shall be determined as follows:

Once the leveling procedure described in Section 2.21 has been completed, the total dollar amount of Excess Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Before-Tax Contributions and then, to the extent necessary, Roth Contributions of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions and/or Roth Contributions shall be reduced to the extent required to distribute the total amount of Excess Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant’s dollar amount of Before-Tax Contributions and/or Roth Contributions to equal the dollar amount of Before-Tax Contributions and/or Roth Contributions of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions and/or Roth Contributions. This distribution procedure shall be repeated until all Excess Contributions have been distributed. The amount of income allocable to Excess Contributions shall be determined in accordance with the provisions of Article VI. The amount of Excess Contributions distributed to any Participant under this subsection for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 15.1(g), if any for such Plan Year.

(f)    The Committee may utilize any combination of the methods described in the foregoing subsections (b), (c), (d) and (e) to assure that the limitations of Section 15.1(a) are satisfied.

(g)    Notwithstanding the limitations of Section 15.1(a), and except as provided in Code Section 414(v) and Plan Section 5.2(b), in no event may the amount of Before-Tax Contributions and/or Roth Contributions to the Plan, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the Company or an Affiliated Company in which a Participant participates, exceed $17,500 for 2014, and the otherwise applicable limit under Code Section 402(g) (adjusted for increases in the cost‑of‑living under Code Section 402(g)) in a calendar year. If such before-tax amounts exceed the applicable limit under Code Section 402(g), all such amounts in excess of the applicable limit and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred. If a Participant participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total Before-Tax Contributions and/or Roth Contributions under the Plan and such other plan exceed the applicable limit in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of the applicable limit) that is attributable to Before-Tax Contributions and/or Roth Contributions in the Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year of the Before-Tax Contribution and/or Roth Contribution provided that the Participant notifies the Retirement Committee of CBS Corporation of the amount of the excess deferral that is attributable to a Before-Tax Contribution and/or Roth Contribution to the Plan and requests such a distribution. The Participant’s notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Before-Tax Contributions and/or Roth Contributions to the Plan shall be subject to all limitations on withdrawals and distributions in the Plan. The amount of excess deferrals that may be distributed under this subsection (g) with respect to any Participant for any Plan Year shall be reduced by the amount of any Excess Contributions previously distributed pursuant to Section 15.1(e), if any, for such Plan Year. The distribution of the excess deferral under this subsection (g) shall be adjusted for income or loss only for the Plan Year to which the excess deferrals are attributed, and not for the period between the end of the Plan Year and the date of the distribution (the “Gap Period”). Notwithstanding the foregoing, for the 2007 Plan Year only, the income or loss allocable to an excess deferral shall include income or loss during the Gap Period to the extent required under applicable Treasury Regulations.

15.2    Maximum Contribution Percentage:

(a)    Effective for Plan Years beginning on or after January 1, 1997, and notwithstanding anything herein to the contrary, in no event may Matching Employer Contributions and After‑Tax Contributions (including Before-Tax Contributions which are recharacterized pursuant to Section 15.1(c), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of (1) or (2) below, where:

(1)    is an amount equal to 125% of the Contribution Percentage for the current Plan Year for all Participants in the Plan other than Highly Compensated Participants; and

(2)    is an amount equal to the sum of the Contribution Percentage for the current Plan Year for all Participants in the Plan other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the current Plan Year for all Participants other than Highly Compensated Participants.

Notwithstanding the foregoing, the Committee may elect to apply the foregoing tests for any year on the basis of prior year testing requirements in lieu of the current year testing requirements set forth above and the Committee may elect to change from the prior year testing requirements to the current year testing requirements in accordance with Code Section 401(m) and such rules promulgated in notices, regulations or other guidance thereunder.

(b)    The Committee shall be authorized to implement rules authorizing or requiring reductions in the After‑Tax Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Section 15.2(a) are satisfied.

(c)    Notwithstanding any reductions pursuant to subsection (b), if the limitations under Section 15.2(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant’s Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Section 5.7 of the Plan. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Before-Tax Contributions and/or Roth Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitations of Section 15.2(a).

(d)    If the limitations under Section 15.2(a) continue to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant’s After‑Tax Contributions (including recharacterized Before-Tax Contributions). Once the leveling procedure described in Section 2.20 has been completed, the total dollar amount of Excess Aggregate Contributions shall be determined. Effective for Plan years beginning on or after January 1, 1997, this amount shall be distributed in accordance with a leveling procedure under which the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of After-Tax Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant’s dollar amount of After-Tax Contributions to equal the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of After-Tax Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed or, if earlier, all After-Tax Contributions have been distributed.

(e)    If the limitations under Section 15.2(a) continue to be exceeded following the distributions described in subsection (d), the Matching Employer Contributions made on behalf of Highly Compensated Participants which are not vested pursuant to Section 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income allocable thereto. Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the

Plan, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the Plan in accordance with Section 12.6 and to restore Participants’ Accounts in accordance with Section 10.3(b).
(f)    If the limitations under Section 15.2(a) continue to be exceeded following the distribution of After‑Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to the affected Highly Compensated Participants.
(g)    All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Retirement Committee of CBS Corporation is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Section 15.2(a) are satisfied.
(h)    Effective for Plan Years beginning before January 1, 2002, and notwithstanding anything to the contrary in Sections 15.1 or 15.2, Before-Tax Contributions, Roth Contributions, After-Tax Contributions, and Matching Employer Contributions may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)‑2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Participants (determined after applying the foregoing provisions of Sections 15.1 and 15.2) shall be reduced in accordance with Treasury Regulation section 1.401(m)‑2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.
(i)    Notwithstanding anything in the Plan to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in the foregoing provisions of Section 15.2) discriminates in favor of Highly Compensated Participants, the Matching Employer Contribution attributable to any Excess Contribution, Excess Aggregate Contributions, or excess deferral (as described in Section 15.1(g)) of each affected Highly Compensated Participant shall be forfeited so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made. Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the Plan in accordance with Section 12.6 and to restore Participants’ Accounts in accordance with Section 10.3(b).
15.3    Limitation on Annual Additions:

(a)(i)    Basic Limitation for Years beginning prior to January 1, 2002. Subject to the adjustments hereinafter set forth, the Annual Addition for any Plan Year to a Participant’s Accounts under this Plan shall in no event exceed the lesser of:

(i)    $52,000 for 2014 (as adjusted for increases in the cost of living in accordance with Code Section 415(d)); or

(ii)    25% of the amount of a Participant’s annual Earnings.

(a)(ii)    Basic Limitation for Years beginning after December 31, 2001. Except to the extent that this Plan permits catch-up contributions under Code Section 414(v), if applicable, the Annual Addition for any Plan Year to a Participant’s Accounts under this Plan shall in no event exceed the lesser of:

(i)    $52,000 for 2014 (as adjusted for increases in the cost of living in accordance with Code Section 415(d)); or

(ii)    100% of the amount of a Participant’s annual Earnings.

(b)    Definition of Employer. For purposes of this Section, the term “Employer” shall include any Affiliated Company, as defined in Section 2.4 hereof and as modified by Section 415(h) of the Code.

(c)    Excess Annual Additions Precluded. Prior to the allocation of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Participant. In the event there would be such an excess, the Annual Additions to this Plan shall be adjusted by reducing Participant and Employer contributions in such amounts as are determined by the Retirement Committee of CBS Corporation and in such order elected by the Participant with the consent of the Committee, but only to the extent necessary to satisfy such limitations.

ARTICLE XVI
TOP‑HEAVY PLAN

16.1    General Rule: The Plan shall meet the requirements of this Article XVII in the event that the Plan is or becomes a Top‑Heavy Plan.

16.2    Top‑Heavy Plan:

(a)    Test for Top‑Heaviness. Subject to the aggregation rules set forth in subsection (b), the Plan shall be considered a Top‑Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Account Balances of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Account Balances of all of the Employees as of such Date, excluding former Key Employees and excluding any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Account Balance of a Key Employee shall be counted only once each Plan Year.

(b)    Aggregation and Coordination With Other Plans. For purposes of determining whether the Plan is a Top‑Heavy Plan and for purposes of meeting the requirements of this Article XVI, the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top‑Heavy, this Plan shall be considered a Top‑Heavy Plan. If such Permissive Aggregation Group is not Top‑Heavy, this Plan shall not be a Top‑Heavy Plan.

16.3    Definitions: For the purpose of determining whether the Plan is Top‑Heavy, the following definitions shall be applicable:

(a)    Determination and Valuation Dates. The term “Determination Date” shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual’s Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date.

(b)    Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years met the requirements of Code Section 416(i)(1) and the regulations thereunder.

(c)    Non‑Key Employee. The term “Non‑Key Employee” shall mean any Employee who is a Participant and who is not a Key Employee.

(d)    Beneficiary. Whenever the term “Key Employee”, “former Key Employee”, or “Non‑Key Employee” is used herein, it includes the Beneficiary or Beneficiaries of such individual.

(e)    Required Aggregation Group. The term “Required Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f)    Permissive Aggregation Group. The term “Permissive Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

16.4    Requirements Applicable if Plan is Top‑Heavy: In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

(a)    Minimum Allocation.

(i)    In the case of a Non‑Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non‑Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top‑Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee (including Before-Tax Contributions, Roth Contributions and Matching Employer Contributions) for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non‑Key Employee for each Plan Year in which the Plan is Top‑Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Before-Tax and/or Roth Contributions made on his behalf. An Employee shall receive such a minimum allocation for each Plan Year in which the Plan is Top-Heavy, regardless of his level of compensation, even if he has not completed a Year of Service in such Plan Year and even if he has not separated from service at the end of such Plan Year. Qualified Nonelective Contributions may be taken into account for purposes of the minimum allocation requirement. Matching Employer Contributions allocated to Key Employees shall be treated as Employer contributions for purposes of determining the minimum allocation.
(ii)    A Non‑Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

(b)    Top‑Heavy Vesting Schedule.

(i)    A Non‑Key Employee is at all times one hundred percent (100%) vested in the full value of his Account attributable to his Before-Tax Contributions, Roth Contributions, After‑Tax Contributions, and Rollover Contributions.

(ii)    Fewer than Two Years of Vesting Service. A Non‑Key Employee whose employment is terminated prior to age sixty‑five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the Plan.

(iii)    Two or More Years of Vesting Service. A Non‑Key Employee whose employment is terminated after age sixty‑five (65) or after the completion of two (2) or more full Years of Vesting Service shall be one hundred percent (100%) vested in the full value of his Account attributable to Matching Employer Contributions under the Plan.

Notwithstanding the foregoing provisions of this Section 16.4(b), at any time this Plan is a top‑heavy plan, in no event will a Participant’s vested percentage interest in the portion of his account attributable to Matching Employer Contributions be less than his vested percentage interest determined under Section 10.2 of the Plan.

16.5    Top Heavy Provisions Effective January 1, 2002:

Notwithstanding any other provision of this Article 16, this Section 16.5 shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) of for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section modifies the rules in this Article 16 for Plan Years beginning after December 31, 2001.

(a)    Determination of top-heavy status.

(1)     Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $170,000 for 2014 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(2)     Determination of present values and amounts. This paragraph (2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A)     Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(B)    Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(b)    Minimum benefits/Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(c)    The top-heavy requirements of Code Section 416 and this Article 16 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

ARTICLE XVII
ESOP ACCOUNTS

17.1    Designation As Employee Stock Ownership Plan: This Article XVII of the Plan is applicable to the Employee Stock Ownership Plan (“ESOP”) portion of the Plan, established as of June 1, 2007, which is intended to satisfy Code Sections 401(a) and 4975(e)(7), and Section 407(d)(6) of ERISA. The ESOP portion of the Plan shall be a stock bonus plan that shall be invested in Qualifying Employer Securities, as defined in Code Section 4975(e)(8) and ERISA Section 407(d)(5), of the Company, except to the extent the Investments Committee of CBS Corporation considers necessary or appropriate to meet liquidity or other similar administrative needs. The ESOP portion of the Plan shall consist solely of the portion of the Plan that is the CBS Company Stock Fund (Class A voting and Class B nonvoting) and that is attributable (including earnings and gains) to assets of Participants currently or formerly employed by the Company (including, for purposes of this Article, a predecessor of the Company) or a corporation that is part of the same controlled group of corporations as the Company (pursuant to Code Sections 409(l)(4) and 1563(a), hereinafter referred to as the “CBS Controlled Group”), and this Article XVII shall be interpreted consistent with the foregoing. An “ESOP Account” shall be established for each Participant (including, for purposes of this Article, a Former Participant) with respect to whom amounts may be treated as part of the ESOP as set forth in the preceding sentence, and such ESOP Account shall hold the Participant’s share of the ESOP portion of the Plan. As appropriate, an individual's ESOP Account shall consist of accounts with respect to which are allocated Before-Tax Contributions, Roth Contributions, After-Tax Contributions, Rollover Contributions, Matching Employer Contributions, and any other contributions or direct transfers made to the Plan on behalf of any Participant or Beneficiary.

The Company intends that the non-ESOP portion and the ESOP portion of the Plan together shall constitute a single plan under Treasury Regulations Section 1.414(l)-1(b)(1). Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP portion of the Plan in the same manner as those provisions apply to the non-ESOP portion of the Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions in this Article XVII. The amendment of the Plan to include the ESOP shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants have executed under the terms of the Plan before the effective date of the ESOP; and such designations, agreements, elections, and consents shall apply under the ESOP portion of the Plan in the same manner as they apply under the non-ESOP portion of the Plan.
17.2    ESOP Participation: Only Participants currently or formerly employed by a member of the CBS Controlled Group (including beneficiaries and alternate payees under qualified domestic relations orders with Accounts attributable to such Participants) are eligible to participate in the ESOP portion of the Plan.
17.3    Transfer Of Existing Amounts Into The ESOP Account: As of June 1, 2007, with respect to each Participant, all amounts invested in the CBS Company Stock Fund shall be designated as amounts held in the ESOP portion of the Plan.

17.4    Investment Elections and Diversification Applicable To ESOP Accounts: To the extent Matching Employer Contributions are automatically invested in the CBS Company Stock Fund, as provided in Section 7.2, or other types of contributions are initially invested in the CBS Company Stock Fund as provided in Section 7.1, such amounts shall be considered to be held in Participants' ESOP Accounts unless and until they are transferred out of such CBS Company Stock Fund. To the extent Before-Tax Contributions, Roth Contributions, After-Tax Contributions, Rollover Contributions or other contributions or direct transfers made to the Plan on behalf of any Participant or Beneficiary initially invested in Funds other than the CBS Company Stock Fund (or Matching Employer Contributions directed from the CBS Company Stock Fund) are later invested (or reinvested) in the CBS Company Stock Fund, such amounts shall be considered to be held in Participants’ ESOP Accounts. Subsequent to being credited to an ESOP Account, amounts may be redirected out of the ESOP Account into investment Funds other than the CBS Company Stock Fund, in accordance with Article VII, and shall no longer be considered held under the ESOP.

17.5    ESOP Dividends: Dividends shall be paid to the ESOP Account and thereafter either distributed to Participants (if they are cash dividends and the Participants elect to receive a distribution of the cash dividends) or reinvested in Participants’ ESOP Accounts in accordance with this Section 17.5. For purposes of this Section, other than Section 17.5(a)(ii)(3), “Participant” shall include Participants, Beneficiaries and alternate payees under qualified domestic relations orders. Dividends other than cash dividends (e.g., stock dividends) are not subject to the election option described below.

(a)    Election.

(i)    All Participants shall be permitted to elect whether to have any cash dividends that become payable with respect to Company Stock held in their ESOP Accounts, to the extent such ESOP Accounts are vested, either reinvested in the ESOP Account as Class B shares or distributed in cash; provided, however, that this election shall apply only with respect to Company Stock held in the vested portion of ESOP Accounts. Such an election shall be made by a Participant in a manner prescribed by the Retirement Committee of CBS Corporation and shall comply with Code Section 404(k) and any applicable IRS guidance, including the following requirements:

(1)    each Participant shall be provided a reasonable opportunity before a cash dividend is paid or distributed to the Participant to make a dividend election;

(2)    each Participant shall be provided a reasonable opportunity to change a cash dividend election, at least annually; and

(3)    if there is a change in the Plan terms governing the manner in which cash dividends are paid or distributed to Participants, Participants shall be provided a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first cash dividend subject to the new Plan terms is paid or distributed.

(ii)    The following rules shall apply with respect to the cash dividend payment elections described in this Section 17.5(a):

(1)    If a Participant does not make an election, he or she shall be deemed to have elected that cash dividends subject to the election be reinvested in the Participant's ESOP Account.

(2)    After a Participant timely files an election, it shall continue in effect until a subsequent election becomes effective.

(3)    Any election or deemed election in effect with respect to a Participant shall be deemed to be in effect with respect to any Beneficiary or alternate payee under a QDRO whose benefit under the Plan is derived from the Participant’s account until the Beneficiary or alternate payee makes an election.

(4)    The Retirement Committee of CBS Corporation reserves the right to override a Participant's election to the extent necessary to meet other applicable rules (e.g., where Participants eligible for hardship distributions are required to receive all currently available distributions).

(5)    Elections shall be irrevocable as of any deadline prescribed by the Retirement Committee of CBS Corporation.

(b)    Cash-Out of Dividends. Cash dividends shall be distributed in cash to Participants who elect to receive a distribution of cash dividends as soon as administratively practicable after the dividends are received by the ESOP. Distributed cash dividends shall not be considered Plan benefit distributions and, therefore, shall not be subject to Plan provisions applicable to Plan benefit payments, distributions or withdrawals, including, without limitation, Articles VIII and XI, including provisions governing rollovers. If the Participant electing a distribution of cash dividends cannot be located (for example, if the Participant’s current address is not known at the time of the distribution), the dividends shall be held in an investment Fund providing a fixed rate of return. If the Participant is subsequently located, the amount of the dividend shall be distributed to him or her as soon as administratively practicable, but any earnings on the dividend while invested in the Plan shall remain credited to the Participant’s account in such fixed rate Fund (unless transferred in accordance with Article VII) until the Participant’s account is otherwise distributed.

(c)    Reinvestment of Dividends. Cash dividends that are to be reinvested shall be reinvested in the ESOP Account as Class B shares of Company Stock as soon as administratively practicable after the dividends are paid to the Trust. A dividend shall be credited to the ESOP Account even if the Company Stock on which the dividend is based has been distributed or transferred to the non-ESOP portion of the Plan at the time the dividend is so credited. To the extent a Participant could elect whether to have cash dividends distributed in cash or to have them reinvested in the Plan, such dividends shall be nonforfeitable.

17.6    Distributions And Withdrawals: Other than distributions made pursuant to Section 17.5(b), if a distribution or withdrawal from the Plan includes amounts credited to an ESOP Account, a Participant may elect to receive the portion of the distribution from the ESOP Account entirely in the form of Company Stock, provided that fractional shares shall be distributed in cash.

Distributions from a Participant’s ESOP Account shall commence, if the Participant so elects, no later than 1 year after the close of the Plan Year in which the Participant terminates employment due to death or disability, or after the attainment of age 65, and no later than 5 years after the close of the Plan Year in which the Participant terminates employment for any other reason. Distributions under this provision shall be made in a single lump sum payment of cash or in kind in Company Stock, at the Participant’s election. A Participant receiving installment payments of his or her minimum required distributions after the later of having attained age 70 ½ or terminated employment shall receive such installments in cash or in kind in the form of Company Stock, at the Participant’s election.

If a Participant receives a total distribution of his or her ESOP Account prior to the date a dividend attributable to such ESOP Account is paid to the ESOP, the dividends that are subsequently paid with respect to his or her ESOP Account shall be distributed to him or her as soon as administratively practicable after they are received by the ESOP. If the dividend paid was a cash dividend and such individual elected to receive the cash dividends in cash, they shall be paid as cash dividends in accordance with Section 17.5(b), and treated accordingly for tax purposes. If such individual elected to reinvest the cash dividends, they shall be treated as part of his or her account for tax purposes and shall be distributed in cash or in kind (or in a direct rollover) in accordance with Article XI and in accordance with the individual’s prior election.

17.7    Put Option Where Stock Is Not Readily Tradable: In the case of a distribution of Company Stock which is not publicly traded, the Participant to whom the Stock is distributed shall have the right to require the repurchase of any shares so distributed by means of a put option, as required under Code Section 409(h). The ESOP shall have a right of first refusal on any repurchase of shares, exercisable at the election of the Retirement Committee of CBS Corporation. If the ESOP does not exercise its right of first refusal, the Company shall be required to purchase any shares pursuant to such a put option. The put option may be exercised at any time within the 60-day period following the date of distribution and, if such right is not exercised within such 60-day period, within the 60-day period commencing with the first day of the following Plan Year. If Company Stock is distributed in installments and the Participant exercises his or her put option with respect to any installment, the amount to be paid therefore shall be paid not later than 30 days after the exercise of such right. Nothing in this Section 17.7 shall give a Participant the right to take a distribution of his or her Plan account (including, without limitation, the portion of his or her account that is invested in the ESOP) in installments.

(a)    Payment Terms. At the election of the Company or, if the ESOP exercises its right of first refusal to purchase the Company Stock, at the election of the Retirement Committee of CBS Corporation, the amount to be paid pursuant to the exercise of a put option with respect to Company Stock distributed as part of a total distribution may be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of such right and not exceeding five years, if adequate security is provided and reasonable interest is paid on the unpaid amounts.

(b)    Price. The exercise price of the put option shall be the fair market value of Company Stock as determined by the Retirement Committee of CBS Corporation.

(c)    Certain Rights and Protections Are Nonterminable. The right to exercise a put option under this Section is nonterminable and shall continue to apply to the extent required under Treasury Regulation Section 54.4975-11(a)(3)(ii).

17.8    Voting Rights: In accordance with Section 14.8, each Participant (or in the event of death, his or her Beneficiary) having any portion of his or her account held in the CBS Company Stock Fund as of the date fixed of record for any vote of shareholders shall have the right to direct the Trustee (or its proxies) as to the manner in which shares of Company voting Stock allocated to his or her account as of such record date are to be voted on each matter brought before an annual or special shareholders’ meeting.

APPENDIX A

SPECIAL PROVISIONS APPLICABLE TO CERTAIN PARTICIPANTS

This Appendix sets forth provisions applicable to Participants who participated or were eligible to participate in certain plans maintained by the Company and Affiliated Companies prior to specified dates. All accrued benefits in such plans, including the timing and form of optional forms of payment, that are required to be protected under Code Section 411(d)(6) have been protected in the Plan. Any capitalized terms shall have the same meaning as provided in this Plan unless the context clearly indicates otherwise.

I.    Special Provisions with Respect to Participants in Merged Plans

Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section I shall apply where indicated to Participants referred to hereunder.

A.    Merging of Assets

Effective after the close of business on the dates indicated, the assets of the following plans were merged into the Plan:

(i)    Effective as of December 31, 1995, the Paramount Communications Inc. Employees’ Savings Plan (the “PCI Plan”);

(ii)    Effective as of December 31, 1995, the Prentice Hall Computer Publishing Division Retirement Plan (the “PHCP Plan”);

(iii)    Effective as of December 31, 1995, the Blockbuster Entertainment Retirement and Savings Plan (the “Blockbuster Plan”);

(iv)    Effective as of August 31, 2001, the CBS Employee Investment Fund (the “EIF”);

(v)    Effective as of August 31, 2001, the MTVi Group Investment Plan (the “MTVi Plan”);

(vi)    Effective as of August 31, 2001, the Savings and Investment Plan for Collective Bargaining Employees of Viacom Broadcasting of Missouri, Inc. (the “KMOV Plan”);

(vii)    Effective as of October 31, 2001, the Infinity Broadcasting Corporation Employees’ 401(k) Plan (the “Infinity Plan”);

(viii)    Effective as of March 31, 2003, the Spelling Entertainment Group Inc. 401(k) Savings Plan (the “Spelling Plan”);

(ix)    Effective as of the close of business on August 25, 2004, the Infinity Broadcasting Corporation Union Employees’ 401(k) Plan (the “Infinity Union Plan”);

(x)    Effective as of the close of business on March 31, 2005, the SportsLine.com Retirement Plan (the “SportsLine Plan”);

(xi)    Effective as of the close of business on June 14, 2005, the Viacom Employee Savings Plan (the Employee Savings Plan”);

(xii)    Effective as of the close of business on December 29, 2006, the CSTV Networks, Inc. 401(k) Plan (the “CSTV 401(k) Plan”);

(xiii)    Effective as of the end of the day on July 31, 2007, the Westinghouse Savings Program (“WSP”);

(ivx)    Effective as of May 5, 2008, the Signstorey, Inc. 401(k) Plan (the “Signstorey Plan”); and

(xv)    Effective as of the close of business on December 31, 2008, the CNET Networks 401(k) Plan (the “CNET 401(k) Plan”).

B.    Transferred Assets

Except where specified otherwise in this Appendix A, any assets transferred to the Plan from a plan enumerated in Section A above will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of Article VII of the Plan.

C.    PHCP Plan

Unless stated to the contrary, the following provisions apply to Employees who were Participants in the PHCP Plan or who were employees of Prentice Hall Inc. permanently assigned to the Computer Publishing Division (“PHCP Plan Participants”) on December 31, 1995 and who subsequently became Participants in the Plan.

1.    Service

Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a PHCP Plan Participant’s Eligibility Service and Vesting Service under the Plan shall include the Participant’s Eligibility Service and Vesting Service as of

December 31, 1995 under the terms of the PHCP Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a PHCP Participant shall be January 1, 1996.

In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the PHCP Plan on December 31, 1995.

2.    Investment of Contributions

With respect to the portion of a Participant’s Account attributable to Company Matching Contributions and Company Retirement Contributions under the PHCP Plan as of December 31, 1995, and in addition to any rights a Participant has pursuant to the provisions of Article VII of the Plan, a PHCP Participant shall have the right to direct the investment of such amounts attributable to such Company Contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan. Such amounts are referred to in this Plan as Transferable Employer Contributions.

D.    PCI Plan

Unless stated to the contrary, the following provisions apply to employees who were participants in the PCI Plan or who were employed by a participating employer in the PCI Plan (“PCI Plan Participants”) on December 31, 1995 and who subsequently became participants in the Plan.

1.    Service

Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a PCI Plan Participant’s Eligibility Service and Vesting Service under the Plan shall include the Participant’s eligibility service and vesting service under the terms of the PCI Plan. For purposes of determining a PCI Plan Participant’s Vesting Service and, if the PCI Plan Participant was a full-time employee under the PCI Plan as of December 31, 1995, Eligibility Service, the PCI Plan Participant’s date of hire under the Plan shall be the Participant’s date of hire under the PCI Plan.

In no event will a PCI Plan Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the PCI Plan on December 31, 1995.

2.    ESOP Accounts

(a)    The term “PCI ESOP Account” means assets transferred to the PCI Plan from the Paramount Communications Inc. Employee Stock Ownership Plan.

(b)    Except as provided in Section 2(e), amounts held in the ESOP Account shall be invested solely in the CBS Company Stock Fund.

(c)    Prior to the close of business on March 31, 2002, any Participant who has attained age 55 and completed at least ten (10) years of membership with respect to amounts credited to the ESOP Account (including years of participation under the Paramount Communications Inc. Employee Stock Ownership Plan) shall be permitted to direct in writing that up to 25 percent of the number of shares of Company Stock attributable to shares of Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account, be distributed to the Participant. Such direction may be made within 90 days after the close of each Plan Year during the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, such a Participant may request the distribution of up to 50 percent of the number of shares of Company Stock attributable to Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such distributions shall be made no later than the 180th day of the Plan Year in which the Participant’s direction is made. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code Section 401(a)(28)(B). For the purposes of this Section D(1)(e), the following rules shall apply:

(i) The term “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Participant attained age 55 or completes ten (10) years of membership with respect to amounts credited to the ESOP Account including Years of membership in the Paramount Communications Inc. Employee Stock Ownership Plan.

(ii) The amount which may be directed by the Participant with respect to each Plan Year shall be based in each instance on the balance of such allocated Company Stock in the Participant’s ESOP Account as of the end of the prior Plan Year plus prior transfers during the Qualified Election Period, reduced by any amounts previously directed during the Qualified Election Period.

(d)    Effective following the close of business on March 31, 2002, a Participant may elect each Plan Year to withdraw up to 100 percent of the vested portion of the amounts held in his ESOP Account.

(e)    Effective following the close of business on March 31, 2002, a Participant who is 100 percent vested in the amounts held in his ESOP Account may change the investment of all or any portion of the shares of Company Stock attributable to shares of Paramount Communications Inc. stock acquired after December 31, 1986 and allocated to his ESOP Account in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

E.    Blockbuster Plan

The following provisions apply to Employees who were participants in the Blockbuster Plan or who were employed by a participating employer in the Blockbuster Plan (“Blockbuster Participant”) on December 31, 1995 and who subsequently became Participants in the Plan.

1.    Service - Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a Blockbuster Participant’s Eligibility Service and Vesting Service under the Plan shall include the Participant’s eligibility service and vesting service as of December 31, 1995 under the terms of the Blockbuster Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a Blockbuster Plan Participant shall be January 1, 1996.

In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the Blockbuster Plan on December 31, 1995.

2.    Investment of Contributions - With respect to the portion of a Participant’s Account attributable to employer non-elective contributions under the Blockbuster Plan as of December 31, 1995, and in addition to any rights a Participant has pursuant to the provisions of Article VII of the Plan, a Blockbuster Participant shall have the right to direct the investment of such amounts attributable to such employer contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan. Such amounts are referred to in this Plan as Transferable Employer Contributions.

F.    EIF

Unless stated to the contrary, the following provisions apply to Employees who were employees of CBS Broadcasting, Inc. (or any company related to CBS Broadcasting, Inc. which participated in the EIF) on August 31, 2001 (“CBS Employee”) or who were Participants in the EIF Plan (“EIF Participants”) on August 31, 2001, and who subsequently became Participants in this Plan.

1.    Service

(a)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a CBS Employee’s Eligibility Service under the Plan shall include the Employee’s Eligibility Service as of August 31, 2001 under the terms of the EIF.

(b)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a CBS Employee’s Vesting Service under the Plan shall include the Employee’s years of service for vesting as of December 31, 2000 under the terms of the EIF. For purposes of calculating Vesting Service for the 2001 Plan Year, the following definition shall apply in lieu of the definition in Section 2.48:

"Year of Vesting Service", as used with respect to an Employee or a Participant, as the case may be, shall mean each anniversary year in which he shall complete at least 1,000 Hours of Service. If such participant shall not have completed a year of service in the anniversary year in which he became a participant, or in the preceding plan year, he shall nevertheless be credited with one year of service for the anniversary year in which he became a participant. The anniversary year of any Employee shall be each 12‑month period commencing on the first day of the calendar month in which his employment commences.

(c)    For purposes of calculating Vesting Service on and after January 1, 2002 the date of hire of a CBS Employee shall be January 1, 2002, or, if later, the date on which he is first employed.

(d)    In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the EIF Plan on August 31, 2001.

2.    Investment of Contributions

(a)    With respect to the portion of an EIF Participant’s Account attributable to employer matching contributions under the EIF as of August 31, 2001, and in addition to any rights an EIF Participant has pursuant to the provisions of Article VII of this Plan, an EIF Participant shall have the right to direct the investment of such amounts attributable to such matching contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan.

(b)    An EIF Participant whose investment in the SDA exceeds the 25% limitation of Section 7.8(c), as of August 31, 2001, shall not be required to reduce his investment in the SDA after August 31, 2001 but no such Participant may increase his investment in the SDA after August 31, 2001 beyond the percentage he has invested in the SDA on that date.

3.    Vesting

A CBS Employee shall become vested in Matching Employer Contributions in accordance with the following schedule:

Years of Completed Vesting Service	Vested Percentage

Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

4.    Compensation

For the period beginning September 1, 2001 and, except for (iii) below, ending December 31, 2001, Compensation, as defined in Section 2.13, shall have the following meaning for CBS Employees:

(a)    Compensation, as used with respect to a Participant (other than a Participant described in (b) or (c) below), with respect to an Employer and with respect to a payroll period, shall mean the regular compensation paid by such Employer to such Participant for such payroll period, inclusive of all amounts of regular compensation deferred by such participant in accordance with his contribution election which are contributed to such participant's accounts on a before‑tax basis as Employer contributions, but excluding bonus payments, overtime compensation, deferred compensation and additional compensation of every other kind so paid. The total amount of a Participant’s Compensation taken into account for any Plan Year shall not exceed $260,000 for 2014 or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) limitation of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

(b)    Compensation for Employees Not on Basic Payroll (Not Including Employees of the Employer Primarily Providing Services to a Subsidiary or Division of the Employer that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)

(i)    This sets forth the definition of "compensation" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis.

(ii)    Salespeople on commission. The compensation of a salesperson shall be equal to the sum of:

(1)    100% of the first $40,000 (or such other amount as the Board of Directors may determine by resolution) of base salary and commissions earned during the previous calendar year, plus

(2)    50% of base salary and commissions exceeding $40,000 (or such other amount as the Board of Directors may determine by resolution) during the previous calendar year.

In no event will the compensation for a salesperson be less than the salesperson's base salary.

(iii) Talent employees. The annual compensation of a "talent employee" shall be equal to (1) or (2) below, as applicable:

(1)    the sum of (a) and (b):

(a) 100% of the talent employee's annual base salary rate in effect, up to $100,000, plus

(b) 50% of the talent employee's annual base salary rate in effect, in excess of $100,000.

(2)    Such other amount as specified in the talent employee’s employment contract.

(iv)    In no event shall compensation in excess of $550,000 be considered in determining a talent employee's compensation. Further, in no event shall a talent employee's compensation in any year be less than the lesser of (1) such talent employee's compensation in the prior year, or (2) such talent employee's actual compensation for the current year.

(c)     Compensation for Employees Not on Basic Payroll Who are Employees of the Employer Primarily Providing Services to a Subsidiary or Division of the Employer that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)

(i)    This sets forth the definition of "Compensation" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis.

(ii)    Salespeople on commission. The compensation of a salesperson shall be equal to 100% of base salary and commissions projected to be earned during the current year.

In no event will the salary of a salesperson be less than the salesperson's base salary.

5.    Matching Employer Contributions

For the period beginning on September 1, 2001 and ending January 31, 2002, the following provisions shall apply to EIF Participants in lieu of the provisions of Sections 5.1 and 5.7 of the Plan:

EIF Participants may be eligible to receive a discretionary Matching Employer contribution based on their Before-Tax Contributions up to as much as 5% of Compensation. Whether such a discretionary contribution shall be made, which EIF Participants shall be eligible to receive the discretionary contribution, how much of a Participant's Before-Tax Contributions (not exceeding 5% of Compensation) shall be eligible for matching, how much will be contributed for each dollar of Before-Tax Contributions that are eligible for matching, and the other terms of such a discretionary matching contribution, are entirely within the discretion of the Retirement Committee of CBS Corporation.

6.    Provisions for Former Participants in the King World Plan Who Became Participants in the EIF

Unless stated to the contrary, the following provisions apply to Employees who were participants in the King World Plan on December 31, 2000 (“King Plan Participants”) and who subsequently became Participants in the EIF.

(a)    King World Employer Contributions: In addition to the other available forms of benefit under the Plan, amounts credited to a Participant’s Account that are attributable to employer contributions to the King World Plan (“King World Employer Contributions”) will, if the Participant is unmarried, be paid in the form of a single life annuity unless the Participant consents to a different form of benefit in accordance with (b) below. If the Participant is married, the Participant's King World Employer Contributions shall be paid in a qualified joint and 50% survivor annuity unless the Participant and the Participant's spouse consent to a different form of benefit in accordance with (b) below. If the married Participant dies before payment of his benefit begins or is made, the Participant's spouse shall receive, unless waived in accordance with (b) below, the Participant's King World Employer Contributions in the form of a single life spouse survivor annuity.

(b)    Annuities – Special Rules: Not less than 30 days and not more than 180 days before the first day of the month following the month in which a Participant entitled to an annuity form of benefit under this Section retires ("Annuity Starting Date"), the Retirement Committee of CBS Corporation or its designee shall furnish, by mail or by personal delivery, to each such Participant a general written explanation in non-technical terms of the terms and conditions of the normal forms of payment, the Participant's right to make (and the effect of) an election to receive benefits in an optional form, the requirements regarding spousal consent to an election to receive benefits in an optional form, the right to make (and the effect of) a revocation of an election to receive benefits in an optional form, and the financial effect upon a Participant's benefits of the various forms of payment. The Annuity Starting Date for a distribution in a form other than the normal form of payment may be less than 30 days after the receipt of the written explanation described above, provided: (i) the Participant has been provided with information that clearly indicates that such individual has at least 30 days to consider whether to waive the normal form of payment and elect (with spousal consent) an optional form; and (ii) such individual is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation described above is provided. An election shall be valid only if it is made after the Participant has received the general written explanation described above and only if the election is received by the Retirement Committee of CBS Corporation within the one hundred eighty (180) day period ending on the Participant's Annuity Starting Date (the "election period"). Any election of an optional form may be revoked and changed during the election period. Notwithstanding the foregoing, no election or revocation and change of election which would cause an individual who is the spouse of the Participant to receive no benefit or a benefit other than the benefit which such spouse would receive under a qualified joint and 50% survivor annuity shall be effective without the written and notarized consent of such spouse.

(c)    The Retirement Committee of CBS Corporation will provide a Participant with a written explanation of (i) the terms and conditions of the spousal survivor annuity referred to in (b) above, (ii) the Participant's right to waive the spouse's survivor annuity and the effect of the waiver, (iii) the rights of the Participant's spouse with respect to the waiver, and (iv) the right to make, and the effect of, a revocation of a previous waiver. Except as otherwise permitted by applicable law, the written explanation will be furnished within whichever of the following periods ends last: (I) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, and (II) a reasonable period ending after the Participant becomes covered by the Plan. In the case of a Participant who separates from service with the Employer and Affiliated Companies before age 35, the applicable period will be a reasonable period of time ending after the Participant's separation from service; and, if the Participant thereafter returns to service, the applicable period for the Participant shall be redetermined. A Participant may elect to waive the spousal survivor annuity within the period beginning on the first day of the Plan Year in which the Participant attains age 35 or separates from service with the Employer and Affiliated Companies, whichever is earlier, and ending on the date of the Participant's death. The waiver shall not take effect unless the Participant's spouse consents to the waiver. The spouse's consent must be in writing and must acknowledge the effect of the waiver, and the spouse's signature must be witnessed by a notary public. Spousal consent will not be required if it is established to the satisfaction of the

Retirement Committee of CBS Corporation that the Participant does not have a spouse, that the spouse cannot be located or that the spouse's consent cannot be obtained because of other circumstances permitted by applicable law. An election to waive the spousal survivor annuity may be revoked by the Participant at any time prior to the Participant's death.

(d)    Notwithstanding the provisions of Article IX, no loan shall be granted to a married Participant whose Accounts include King World Employer Contributions unless the spouse of the Participant consents in writing at the time the loan is made or during the ninety (90)-day period ending on the date the loan is made. The consent must comply with the requirements of subparagraphs (b) and (c) above.

7.    Periodic Special Contributions

For the period beginning on September 1, 2001 and ending December 31, 2001, the following provisions shall apply to EIF Participants in addition to the provisions of Sections 5.2 and 5.3 of the Plan:

An EIF Participant may elect, pursuant to a contribution election, to make periodic special contributions, on an after-tax basis, to the Plan. The contribution election must specify the amount of any periodic special contribution, which shall not exceed:

(1)    140 percent of the total of all his actual contributions, if any, made by him to the EIF through payroll authorizations at any time from the date he first became a Participant in the EIF to June 30, 1977 (which amount shall be described as a Participant's "past frozen credit"), plus

(2)    the difference, if any, between (i) the total of (I) the aggregate amount he could have contributed to the EIF as basic contributions (as defined in the EIF and including, for purposes of this provision, "required basic contributions" and "voluntary supplemental contributions" as those terms were used in prior versions of the EIF) subsequent to June 30, 1977 if at all times subsequent to that date he had had in effect payroll authorizations (throughout the period ended December 31, 1983) and contribution elections (throughout the period commencing January 1, 1984) for the basic contribution for the maximum percentage of base salary permitted plus (II) the withdrawals made by him subsequent to June 30, 1977, and (ii) the total of all his actual contributions made as basic contributions and periodic special contributions to the EIF subsequent to June 30, 1977.

G.    MTVi Plan

Unless stated to the contrary, the following provisions apply to Employees who were participants in the MTVi Plan on August 31, 2001 (“MTVi Participants”) and who subsequently became Participants in this Plan (MTVi Participants”):

For the period beginning on September 1, 2001 and ending January 31, 2002, the provisions of Sections 5.1 and 5.7 shall apply to MTVi Participants, provided however, that the maximum percentage of a Participant’s Before-Tax Contributions eligible to be Matchable Contributions for a Participant whose Prior Year Base Pay is not more than $65,000 shall be 8% instead of 6%.

H.    Infinity Plan

Unless stated to the contrary, the following provisions apply to Employees who were employees of Infinity Broadcasting Corporation (or any company related to Infinity Broadcasting Corporation which participated in the Infinity Plan) on October 31, 2001 (“Infinity Employees”) or who were Participants in the Infinity Plan on October 31, 2001 (“Infinity Participants”), and who subsequently became Participants in this Plan:

1.     Vesting

An Infinity Employee shall become vested in Matching Employer Contributions in accordance with the following schedule:

Years of Completed Vesting Service	Vested Percentage

Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

2.     Investment of Contributions

With respect to the portion of an Infinity Participant’s Account attributable to employer matching contributions under the Infinity Plan as of October 31, 2001, and in addition to any rights an Infinity Participant has pursuant to the provisions of Article VII of this Plan, an Infinity Participant shall have the right to direct the investment of such amounts attributable to such matching contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan.

3.     Matching Employer Contributions

For the period beginning on September 1, 2001 and ending January 31, 2002, the following provisions shall apply to Infinity Participants in lieu of the provisions of Sections 5.1 and 5.7 of the Plan:

Infinity Participants may be eligible to receive a discretionary Matching Employer contribution based on their Before-Tax Contributions up to as much as 5% of

Compensation. Whether such a discretionary contribution shall be made, which Infinity Participants shall be eligible to receive the discretionary contribution, how much of a Participant's Before-Tax Contributions (not exceeding 5% of Compensation) shall be eligible for matching, how much will be contributed for each dollar of Before-Tax Contributions that are eligible for matching, and the other terms of such a discretionary matching contribution, are entirely within the discretion of the Retirement Committee of CBS Corporation.

4.    Special Provisions for Participants in Plans Previously Merged into the Infinity Plan

(a)    Amounts transferred from the Henry Broadcasting Company 401(k) Profit Sharing Plan to the Infinity Plan shall be treated, for purposes of the Plan, as Matching Employer Contributions contributed to the Plan prior to August 31, 2001.

(b)    Amounts transferred from the WCCO Television, Inc. AFTRA 401(k) Plan to the Infinity Plan shall be treated, for purposes of the Plan, as Employer Matching Contributions contributed to the Plan prior to August 31, 2001.

II.    Viacom Investment Plan As in Effect Prior to January 1, 1996

The following provisions apply to Employees of an Employer prior to January 1, 1996, including Employees who were Participants in the Plan on December 31, 1995 and who continued to participate after such date.

For purposes of Section 10.2(b), a Participant’s Benefit Service is that period of Service used in determining the Participant’s right to receive a vested benefit under the Plan. Benefit Service shall be computed according to the following rules:

1.    For service while a Participant on and after January 1, 1989, Benefit Service shall be, for each Accounting Period within the Plan Year, only that period for which the Participant elects to have Matchable or Unmatched Contributions made to the Plan on his behalf. If a Participant is unable to have Matchable Contributions made to the Plan solely due to the limitations of Section 15.1, 15.2, or 15.3, he shall be credited with Benefit Service for each Accounting Period during which he is so restricted whether or not he elects to have After-Tax Contributions made to the Plan on his behalf. Periods of leave of absence, layoffs and, except as provided in the preceding sentence, other periods for which the Participant does not or did not elect to have Matchable or Unmatched Contributions made to the Plan shall not be counted as Benefit Service. A Participant shall not be credited with Benefit Service solely due to a Rollover Contribution made to the Plan on his behalf. Years of Benefit Service shall be determined by dividing the total number of Accounting Periods for which Benefit Service is credited by twelve, with fractional years being disregarded;

2.    For service while a Participant prior to January 1, 1989, Benefit Service shall be the Participant’s Benefit Service as defined under the provisions of the

Plan in effect on December 31, 1988; provided, however, that with respect to an Employee who terminated employment prior to January 1, 1989, and returned to employment on or after that date, Benefit Service shall be restored upon reemployment;

3.    A Participant’s Benefit Service under the Plan shall include periods of Benefit Service credited to such Participant under the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., whether or not assets are transferred to the Plan in accordance with Section 5.13.

B.    Special Provisions With Respect to Participants Who Are Employees of the Cable Division:

Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section III.B. shall apply where indicated to Employees who were Participants in the Plan on December 31, 1995 and who were employees of Tele-View Inc., commonly referred to as the Cable Division, (“Cable Participants”), prior to on, and following December 31, 1995. That portion of a Cable Participants Account attributable to prior Payroll/PAYSOP contributions shall be treated as Matching Employer Contributions to the Plan except for vesting and in-service withdrawal purposes. For purposes of Articles VIII and IX, they are referred to as Cable Transfers.

III.    Special Provisions with Respect to Participants in SIP

Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section III shall apply where indicated to Participants referred to hereunder. For purposes of this Section III, “SIP” shall mean the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc. as in effect from January 1, 1996 through December 31, 1996.

A.    Merging of Assets

Effective as of the close of business on December 31, 1996, the assets of the SIP shall be merged into the Plan.

B.    Transferred Assets

Any assets transferred to the Plan from the SIP will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of Article VII of the Plan.

C.    Service

Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a SIP Participant’s Eligibility Service and Vesting Service under the Plan shall include the Participant’s Eligibility Service and Vesting Service as of December 31, 1996 under the terms of the. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1997, the date of hire of a PHCP Participant shall be the Participant’s date of hire under the SIP.

In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the SIP on December 31, 1996.

D.    Prior Plan Transfers

That portion of a Participant’s Account attributable to Prior Plan Transfers to the SIP shall be treated as Matching Employer Contributions to the Plan except for vesting and in-service withdrawal purposes. For purposes of Articles VIII and IX, they are referred to as Prior Plan Transfers.

IV.    Comedy Partners Employees’ Savings Plan

Unless stated to the contrary, the following provisions apply to Employees who were employees of Comedy Partners (or any company related to

Comedy Partners that participated in the Comedy Partners Employees’ Savings Plan (the “Comedy Plan”) on May 21, 2003 (“Comedy Employees”) and who continue to be Comedy Employees on May 22, 2003, and who become Participants in this Plan:

1.    Service

(a)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a Comedy Employee’s Eligibility Service under the Plan shall include employee’s Eligibility Service as of May 21, 2003, under the terms of the Comedy Plan.

(b)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a Comedy Employee’s Vesting Service under the Plan shall include such employee’s service for vesting as of May 21, 2003 under the terms of the Comedy Plan.

(c)    In no event shall each such Comedy Employee be credited with less Eligibility Service and Vesting service under the Plan than the service with which such employee would have been credited under the terms of the Comedy Plan on May 21, 2003.

2.    Vesting

Comedy Employee shall become vested in Matching Employer Contributions in accordance with the following schedule:

Years of Completed Vesting Service	Vested Percentage

Less than 2 years	0%
2 year but less than 3 years	34%
3 years but less than 4 years	67%
4 years or more	100%

3.    Discretionary Employer Contributions

(a)    Notwithstanding anything to the contrary in Article V or any other provision of the Plan, a one time discretionary employer contribution shall be made with respect to Comedy Employees who have a Year of Eligibility Service as of December 31, 2003.

(b)    The amount of the discretionary employer contribution to be made with respect to each eligible Comedy Employee shall be equal to 7% of each such employee’s Compensation (determined by including the annual bonus for such Employee that was received in 2003) for 2003, multiplied by 5/12ths.

Each Comedy Employee who receives a discretionary employer contribution shall be fully vested in such contribution.

V.    Infinity Broadcasting Corporation Union Employees’ 401(k) Plan (the “Infinity Union Plan”)

Unless stated to the contrary, the following provisions apply to Employees who were participants in the Infinity Union Plan on August 25, 2004 (“Infinity Union Plan Participants”) and who become Participants in this Plan on August 26, 2004:

1.     Matchable Contributions

Notwithstanding Section 5.1(d) of the Plan, the amount of an Infinity Union Plan Participant’s Before-Tax Contribution, if any, that is eligible to be Matchable Contributions shall be 100% of each Before-Tax dollar contributed by such Infinity Union Plan Participant, up to a maximum of $1,000; provided, however, that such Infinity Union Plan Participant (a) completes at least 1,000 Hours of Service during a Plan Year and (b) is employed by an Employer on the last day of such Plan Year.
2.     Unmatched Contributions

Notwithstanding Section 5.2(a) of the Plan, an Infinity Union Plan Participant who on August 25, 2004 had elected to have before-tax contributions made to the Infinity Union Plan on his behalf at a rate that exceeds 15% of his compensation shall be permitted to continue to have Before-Tax Contributions made at this rate until such time as he makes a new election under the Plan.
VI.    SportsLine.com Retirement Plan

Unless stated to the contrary, the following provisions apply to Employees who were employees of SportsLine.com, Inc. (or any company related to SportsLine.com, Inc. that participated in the SportsLine.com Retirement Plan (the “SportsLine Plan”)) on December 31, 2004 (“SportsLine Employees”) and who continue to be SportsLine Employees on January 1, 2005, and who become Participants in this Plan:

1.    Service

(a)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a SportsLine Employee’s Eligibility Service under the Plan shall include such employee’s eligibility service as of December 31, 2004, under the terms of the SportsLine Plan.

(b)    Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a SportsLine Employee’s Vesting Service under the Plan shall include such employee’s service for vesting as of December 31, 2004 under the terms of the SportsLine Plan.
(c)    In no event shall each such SportsLine Employee be credited with less Eligibility Service and Vesting Service under the Plan than the service with which such employee would have been credited under the terms of the SportsLine Plan on December 31, 2004.

VII.    Viacom Employee Savings Plan (the “Employee Savings Plan”)

Unless stated to the contrary, the following provisions apply to Employees who were participants in the Employee Savings Plan on June 14, 2005 and who become Participants in this Plan on June 15, 2005 (“Employee Savings Plan Participants”):
1.    Matchable Contributions

Notwithstanding Section 5.1(d) of the Plan, no portion of an Employee Savings Plan Participant’s Before-Tax Contributions is eligible to be Matchable Contributions, and all such Before-Tax Contributions shall be treated as Unmatched Contributions.
VIII.    WSP

Unless stated to the contrary, the following provisions apply to individuals who were participants (inactive) in the WSP on July 31, 2007, and who subsequently became Participants (inactive) in this Plan ("WSP Participants").
1.    Investment Options

WSP Participants shall have the right to direct the investment of amounts attributable to them under the Westinghouse Savings Program as of July 31, 2007 (“Pre-Merger WSP”) among the following investment funds (subject to the authority of the Investments Committee of CBS Corporation, pursuant to Section 2.23 of the Plan, to change the investment funds available to the WSP Participants and other Participants): Fixed Income Fund, Mellon Bank EB SMAM Aggregate Bond Index, Vanguard LifeStrategy Income Portfolio, Vanguard LifeStrategy Conservative Growth Fund, Vanguard LifeStrategy Moderate Growth Fund, Vanguard LifeStrategy Growth Fund, Barclays Global Investors S&P 500 Index Fund , Dodge & Cox Value Equity Fund, Fidelity Growth & Income Fund, Wellington Growth Portfolio, Franklin Portfolio Mid Cap Stock Fund, DFA U.S. Small Cap Fund, Capital Guardian International Equity Fund, and CBS Company Stock Fund - Class B.

2.    Partial Distributions and Installments

WSP Participants who are "Retired Participants" as that term is defined in the Pre-Merger WSP may elect a partial distribution of amounts attributable to the Pre-Merger WSP under the terms of the Pre-Merger WSP.

Retired Participants may also elect to receive monthly or annual installments under the terms of the Pre-Merger WSP. Installments are derived from available accounts based on the following hierarchy: after-tax accounts and rollovers; employer match contribution accounts; and pre-tax accounts. A Retired Participant who elects to receive monthly or annual installments may cancel or change such election at any time.

3.    Commencement at Normal Retirement

WSP Participants who are "Terminated Participants" as that term is defined in the Pre-Merger WSP must withdraw (in one lump sum only) amounts attributable to the Pre-Merger WSP by the Terminated Participant's "Normal Retirement Date" under the terms of the Pre-Merger WSP.

4.    Transfers to the CBS 401(k) Plan

WSP Participants (other than “Terminated Participants” as defined in the Pre-Merger WSP) may authorize the trustee of the CBS Combined Pension Plan to transfer the entire balance of his or her Westinghouse Pension Plan component of the CBS Combined Pension Plan to the credit of the WSP Participant in such plan directly to the trust of the CBS 401(k) Plan.

CBS Outdoor LLC and its subsidiaries, effective as of January 1, 2014.

The Plan assets, valued effective as of the close of business on December 31, 2013, in the Accounts of (i) Plan Participants identified in Company records as employees of CBS Outdoor Americas Inc. and CBS Outdoor Group Inc. on December 31, 2013, (ii) Plan Participants whose last employer at CBS Corporation (or predecessor, Viacom, Inc.) or a subsidiary thereof is identified in Company records was CBS Outdoor Americas Inc., CBS Outdoor Group Inc., Viacom Outdoor Inc. or Viacom Outdoor Group Inc., (iii) Plan Participants who were at no time employed by CBS Corporation (or predecessor, Viacom Inc.) and whose accounts were transferred into the Plan either from the Infinity Broadcasting Corporation Employees’ 401(k) Plan, the Viacom Outdoor Inc. 401(k) Plan, Viacom Outdoor Group Inc. Savings Investment Plan or the Infinity Broadcasting Corporation Union Employees’ 401(k) Plan and who are identified in Company records as having served their former employer in an outdoor advertising related function, and (iv) alternate payees and Beneficiaries of the Plan Participants identified in clauses (i), (ii) and (iii) shall be transferred to the Outdoor 401(k) Plan as soon as practicable thereafter.

APPENDIX B
DIVISIONS NOT INCLUDED IN CBS 401(k) PLAN

In accordance with the requirements of Section 2.18 of the Plan, this Appendix lists those divisions of any Employer that are not included in the definition of Employer under this Plan. Effective as of January 1, 2008, there are no divisions of the Employer that are not included within the definition of Employer. Nevertheless, to be eligible, any Employee of an Employer must otherwise meet the eligibility requirements of Article III.

CBS Outdoor Americas LLC, CBS Outdoor LLC and their subsidiaries, effective as of January 1, 2014.

The Plan assets, valued effective as of the close of business on December 31, 2013, in the Accounts of (i) Plan Participants identified in Company records as employees of CBS Outdoor Americas LLC. and CBS Outdoor Group LLC. on December 31, 2013, (ii) Plan Participants whose last employer at CBS Corporation (or predecessor, Viacom, Inc.) or a subsidiary thereof is identified in Company records was CBS Outdoor Americas Inc., CBS Outdoor Group Inc., Viacom Outdoor Inc. or Viacom Outdoor Group Inc., (iii) Plan Participants who were at no time employed by CBS Corporation (or predecessor, Viacom Inc.) and whose accounts were transferred into the Plan either from the Infinity Broadcasting Corporation Employees’ 401(k) Plan, the Viacom Outdoor Inc. 401(k) Plan, Viacom Outdoor Group Inc. Savings Investment Plan or the Infinity Broadcasting Corporation Union Employees’ 401(k) Plan and who are identified in Company records as having served their former employer in an outdoor advertising related function, and (iv) alternate payees and Beneficiaries of the Plan Participants identified in clauses (i), (ii) and (iii) shall be transferred to the Outdoor 401(k) Plan as soon as practicable thereafter.

APPENDIX C

SPECIAL PROVISIONS APPLICABLE TO
PARTICIPANTS OF SOLD BUSINESSES

This Appendix sets forth special rules applicable to Participants who were employed in businesses that were sold by the Company.

A.    Blockbuster Music

In regard to Participants who were employed in the Blockbuster Music business on October 26, 1998, the Closing Date of the sale of the Blockbuster Music business to Wherehouse Entertainment Inc. (“Blockbuster Music Participants”):

1.
Vesting - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Blockbuster Music Participants shall be fully vested in the value of their accrued benefit determined as of October 26, 1998.

2.
Distributions - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 11.9, for the purpose of determining a Blockbuster Music Participant’s entitlement to a distribution under the Plan, a termination of employment or retirement shall be deemed to have occurred on October 26, 1998, the sale of the Blockbuster Music business to Wherehouse Entertainment Inc., regardless of whether the Participant continues in the employ of Wherehouse Entertainment Inc.

B.    Educational Publishing Businesses of Simon & Schuster Inc.

In regard to Participants who were employed in the educational publishing businesses of Simon & Schuster Inc. on November 25, 1998, the Closing Date of the Sale of such businesses to Pearson plc. (“Educational Publishing Participants”):

1.
Vesting - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Educational Publishing Participants shall be fully vested in the value of their accrued benefit determined as of November 25, 1998.

C.	Television Stations WDCA-TV in Washington, D.C. and KTXH-TV in Houston, Texas

In regard to Participants (the “Station Participants”) who were employed by WDCA-TV in Washington, D.C. and KTXH-TV in Houston, Texas (the “Viacom Stations”) on November 1, 2001, the Closing Date of the exchange of the assets the Viacom

Stations for the assets of station KBHK-TV in San Francisco, owned by Fox Television Stations, Inc. (“Fox Station”)”

1.
Vesting – Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Station Participants shall be fully vested in the value of their accrued benefit determined as of November 1, 2001.

2.
Distributions – Notwithstanding any provision of the Plan to the contrary, for the purpose of determining a Station Participant’s entitlement to a distribution under the Plan, a termination of employment or retirement shall be deemed to have occurred on November 1, 2001, the closing date of the exchange of the assets of the Viacom Stations for the assets of the Fox Station, regardless of whether the Participant continues in the employ of Fox Television Stations Inc.

In regard to employees of the Fox Station who continue in employment with such Station following the closing of the exchange on November 1, 2001, the Plan shall recognize service with the Fox Station prior to its acquisition by the Company for purposes of Eligibility and Vesting Service, to the extent such service was recognized in the equivalent plan maintained by Fox that covered such employees prior to the exchange.

APPENDIX D
Code Section 415(e) Limitations

Effective for Plan Years beginning prior to January 1, 2000, if an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the Participant’s Defined Benefit Plan Fraction and the Participant’s Defined Contribution Plan Fraction (as defined herein) shall not exceed 1.0 for any year. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any year for any Participant in this Plan, the Employer shall adjust the numerator of the Defined Benefit Plan Fraction so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not be in excess of 1.0 in any year for such Participant in accordance with the provisions of Code Section 415(e), as specifically incorporated by reference hereto.

(i)    For the purpose of this subparagraph, the term “Defined Benefit Plan Fraction” for any year shall mean a fraction, the numerator of which is the projected annual benefit payable to a Participant as of the close of the then current year under all plans maintained by the Employer and the denominator of which is the lesser of:

(A)     The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

(B)    The product of 1.4 multiplied by the applicable percentage of compensation limit as defined for this purpose under Code Section 415.

(ii)    For purposes of this subparagraph, the term “Defined Contribution Plan Fraction” for any year shall mean a fraction the numerator of which is the aggregate amount of annual additions made to a Participant’s Accounts under all plans maintained by the Employer as of the close of the then current year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Vesting Service with the Employer:

(A)    The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

(B)    The product of 1.4 multiplied by the applicable percentage of Compensation limit as defined for this purpose under Code Section 415.

AMENDMENT NO. 1 TO THE
CBS 401(K) PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014

Unless otherwise noted herein, the following amendments to the CBS 401(k) Plan, as amended and restated effective January 1, 2014 (the “Plan”), are effective as of February 1, 2015:
1.Section 5.9 of the Plan is hereby amended to add at the end thereof the following:

“Effective February 1, 2015, amounts contributed by the Employer will be remitted to the Trustee in cash as soon as practicable after the end of a Payroll Period, and the Retirement Committee of CBS Corporation shall credit such cash to the Accounts of the respective Participants whose contributions are so paid to the Trustee and invest such cash in the Funds in accordance with the Participant’s directions for such amounts.”

2.Section 7.2 of the Plan is hereby amended to change the initial letter of the first word thereof from uppercase to lowercase, to insert at the beginning thereof the words “Prior to February 1, 2015” and to insert at the end thereof the following:

“Effective February 1, 2015, at the time an employee becomes a Participant under the Plan, and for existing Participants, prior to the time of the first Payroll Period occurring on or after February 1, 2015, each Participant shall elect, in a manner determined by the Retirement Committee of CBS Corporation, that his future Matching Employer Contributions, if any, be invested in multiples of 1% in any of the Funds. Each participant who is deemed to have elected to become a Participant pursuant to Sections 3.2(a) and 5.3(b) and who does not direct that his future Matching Employer Contributions be invested in any of the Funds, and each existing Participant as of February 1, 2015 who does not, as of such time, direct that his future Matching Employer Contributions be invested in any of the Funds, shall have his future Matching Employer Contributions invested in such Fund(s) as may be selected by the Retirement Committee of CBS Corporation (which Fund(s) shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations).”

3.Section 7.3(b) of the Plan is hereby amended to change the initial letter of the first word thereof from uppercase to lowercase, to insert at the beginning thereof the words “Prior to February 1, 2015,” and to insert at the end thereof the following:

“Effective February 1, 2015, any change in the Participant’s initial investment election under Section 7.1 as to his future Matching Employer Contributions shall be made in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee) and within the limits of Section 7.1, and shall be effective as soon as administratively practicable following the date on which the new election is received by the Trustee.”

4.Section 7.4(d) of the Plan is hereby amended to insert the words “through the close of business on January 31, 2014” immediately after the date 2006 in the first sentence thereof. and to insert at the end thereof the following:

“(e)    Effective February 1, 2015, a Participant may change the investment of his or her prior or future Matching Employer Contributions at any time, provided such changes shall be made in such manner as determined by the Retirement Committee of CBS Corporation (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.”

AMENDMENT NO. 2 TO THE
CBS 401(K) PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014

The following amendments to the CBS 401(k) Plan, as amended and restated effective January 1, 2014 (the “Plan”), are effective immediately, unless otherwise noted herein:

1.    Section 5.12 of the Plan is hereby amended, effective as of October 1, 2014, to add at the end thereof the following new paragraph:

“(vii) on or after October 1, 2014, a qualified plan loan, provided an individual becomes an Employee by reason of the purchase of the business at which such individual is employed, or is terminated by reason of the sale of the business at which such individual is an Employee, in each case, subject to the approval of the Committee in its sole discretion.”

2.    Section 9.5 of the Plan is hereby amended, effective as of October 1, 2014, to add at the end thereof the following new paragraph:

“(g) If the Employment of an Eligible Borrower is terminated by reason of the sale of the business at which such individual is employed, the Committee may, but is not required to, authorize the rollover of the loan to a qualified plan maintained by the purchaser of such business.”

3.    Section 9.7 of the Plan is hereby amended, effective as of October 1, 2014, to insert immediately before the words “the sale of the business at which such individual is employed” a comma and the words “subject to Section 9.5(g).”

4.    Appendix A Section I of the Plan is hereby amended, effective as of March 2, 2015, to add the following at the end thereof:

“I. Unless stated to the contrary, the following provisions apply to Employees who were employees of Eventful, Inc. on the closing date of the Agreement and Plan of Merger by and among CBS Radio Inc., EVF Merger Corporation, Eventful Inc. and the Securityholders’ Representative dated July 22, 2014 (the Eventful, Inc. Agreement”), or who were participants in the Eventful, Inc. 401(k) Profit Sharing Plan on such date, and who subsequently became Participants in this Plan.

Service

a.	Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, the Eligibility Service under the Plan of a former Eventful, Inc. employee shall include the Employee’s eligibility service accrued under the terms of the Eventful, Inc. 401(k) Profit Sharing Plan as of the closing date of the Eventful, Inc. Agreement.

b.
Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, the Vesting Service under the Plan of a former Eventful, Inc. employee shall include the Employee’s years of service for vesting under the terms of the Eventful, Inc. 401(k) Profit Sharing Plan accrued as of the closing date of the Eventful, Inc. Agreement.”

5.    The Appendix C of the Plan is hereby amended to add the words “and Purchased” immediately prior to the word “Businesses” in the title thereof and to add the following at the end thereof:

“D. Beasley Broadcasting

Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, for an Employee who became a Participant in the Plan pursuant to the terms of the Asset and Exchange Agreement among CBS Radio and Beasley Broadcasting dated as of October 1, 2014 (the “Beasley Agreement”), Eligibility Service under the Plan shall include such Employee’s eligibility service accrued as a participant in the 401(k) Retirement Savings Plan sponsored by Beasley Broadcasting Group through the closing date of the Beasley Agreement.”

AMENDMENT NO. 3 TO THE
CBS 401(K) PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014

Unless otherwise noted herein, the following amendment to the CBS 401(k) Plan, as amended and restated effective January 1, 2014 (the “Plan”), are effective as of January 1, 2015:

1.    The Plan is hereby amended to delete all references to the “Investments Committee of CBS Corporation”, the “CBS Investments Committee” and the “Investments Committee” and to insert in place thereof “Investments Committee for CBS Defined Contribution Plans”.